EXHIBIT 10.26

Lease Agreement
Basic Lease Information

Lease Date:	July 9, 2002

Landlord:	SUNNYVALE BUSINESS PARK,
a California Limited Partnership

Landlord’s Address:	c/o Legacy Partners Commercial, Inc.
4000 East Third Avenue, Suite 600
Foster City, California 94404-4805

Tenant:	SYNPLICITY, INC.,
a California corporation

Tenant’s Address:	Prior to the Commencement Date (defined in Section 2.1 of the Lease): 935 Stewart Drive, Sunnyvale, California
On and after the Commencement Date: 600 West California Avenue, Sunnyvale, California

Premises:	Approximately 66,212 rentable square feet as shown on Exhibit A attached hereto.

Premises Address:	600 West California Avenue
Sunnyvale, California

Building: Approximately 76,379 rentable square feet
Lot (Building’s tax parcel): APN 165-26-008 to 017
Sunnyvale Business Park: Approximately 516,456 rentable square feet

Primary Term:	Five (5) years commencing on the Commencement Date

Rent Commencement Date:	September 1, 2002, subject to Section 2.1

Base Rent (¶3):	Eighty-six Thousand Seventy-five Dollars and 60/100 Dollars ($86,075.60) per month commencing on the Rent Commencement Date

Adjustments to Base Rent:	Effective on September 1, 2003, the Base Rent shall increase to $89,386.20;
Effective on September 1, 2004, the Base Rent shall increase to $92,696.80;
Effective on September 1, 2005, the Base Rent shall increase to $99,318.00; and
Effective on September 1, 2006, the Base Rent shall increase to $105,939.20.
Security Deposit (¶4):	One Hundred Twenty-three Thousand One Hundred Fifty-four Dollars and 00/100 Dollars ($123,154.00)

*Tenant’s Share of Operating Expenses (¶6.1):	86.69% of the Building
*Tenant’s Share of Tax Expenses (¶6.2):	86.69% of the Building
*Tenant’s Share of Common Area Utility Costs (¶7):	86.69% of the Building
*Tenant’s share of Utility Expenses (¶7):	86.69% of the Building
*Tenant’s Share of the Park:	12.82% of the Park

* The amount of Tenant’s Share of the expenses as referenced above shall be subject to modification as set forth in this Lease.

Permitted Uses (¶9):
The general office, R&D and engineering of software and hardware products and no other purposes without Landlord’s prior written consent, but only to the extent permitted by the city of Sunnyvale and all agencies and governmental authorities having jurisdiction thereof.

Unreserved Parking Spaces:	Two hundred twelve (212) non-exclusive and non-designated spaces

Broker (¶38):	Cornish and Carey Commercial for Tenant
Colliers International for Landlord

Exhibits:	Exhibit A—	Premises, Building, Lot and/or Park
	Exhibit B—	Tenant Improvements
	Exhibit C—	Rules and Regulations
	Exhibit D—	Intentionally omitted
	Exhibit E—	Hazardous Materials Disclosure Certificate
	Exhibit F—	Change of Commencement Date
	Exhibit G—	Intentionally omitted
	Exhibit H—	Sign Criteria
	Exhibit I—	Subordination, Non-Disturbance and Attornment Agreement
	Exhibit J—	Furniture

Addenda:	Addendum 1—	Option to Extend the Lease Term
	Addendum 2—	Right of First Offer

i

Lease Agreement

Date:    This Lease is made and entered into as of the Lease Date set forth in the Basic Lease Information. The Basic Lease Information set forth on Page 1 and this Lease are and shall be construed as a single instrument.

1.  Premises

Landlord hereby leases the Premises to Tenant upon the terms and conditions contained herein. Landlord hereby grants to Tenant use of, on a non-exclusive basis, parking areas and ancillary facilities located within the Common Areas of the Park, subject to the terms of this Lease. Landlord and Tenant hereby agree that for purposes of this Lease, as of the Lease Date, the rentable square footage area of the Premises, the Building, the Lot and the Park shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information on Page 1. Tenant hereby acknowledges that the rentable square footage of the Premises may include a proportionate share of certain areas used in common by all occupants of the Building and/or the Park (for example an electrical room or telephone room). Tenant further agrees that the number of rentable square feet of the Building, the Lot and the Park may subsequently change after the Lease Date commensurate with any modifications to any of the foregoing by Landlord, and Tenant’s Share shall accordingly change.

2.  Term; Adjustment of Commencement Date; Condition of the Premises

2.1  Primary Term:    The primary term of this Lease (the “Primary Term”) shall commence on the earlier of the following to occur: (i) the date Tenant commences doing business in the Premises, or (ii) the Substantial Completion (defined in Exhibit B) of the Tenant Improvements (defined in Exhibit B) (the “Commencement Date”) and shall terminate on that date which is five (5) years after the Commencement Date (the “Expiration Date”) unless this Lease is sooner terminated or the Primary Term is extended as hereinafter provided. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date in the condition specified in Section 5 hereof and Exhibit B attached hereto, Landlord shall not be subject to any liability nor shall the validity of the Lease be affected; provided, (i) the Term of this Lease and the obligation to pay Rent shall commence on the date possession is actually tendered to Tenant and the Expiration Date shall be extended commensurately; and (ii) Landlord and Tenant shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto, wherein the parties shall specify the actual Commencement Date, Expiration Date, the Rent Commencement Date and the date on which any rent increases become effective. All of Tenant’s obligations hereunder, exclusive of the obligation to pay Rent (which obligation shall commence on the Rent Commencement Date), shall commence on the Commencement Date. On the Commencement Date Landlord shall deliver possession of the Premises to Tenant in good, vacant, broom clean condition, with all building systems in good working order. Tenant hereby acknowledges and agrees that neither Landlord nor Landlord’s agents or representatives have made any representations or warranties as to the suitability, safety or fitness of the Premises for the conduct of Tenant’s business, Tenant’s intended use of the Premises or for any other purpose. Any exception to the foregoing provisions must be made by express written agreement by both parties. Landlord agrees to use its best efforts to Substantially Complete and tender possession of the Premises to Tenant on or before August 23, 2002. Notwithstanding the foregoing, however, (i) if Substantial Completion and tender of possession to Tenant have not occurred by August 30, 2002, subject to “Tenant Delays” (as defined in Exhibit B) and any force majeure events, which events shall include, but not be limited to, acts or events beyond Landlord’s and/or its contractors’ control, acts of God, earthquakes, strikes, lockouts, riots, boycotts, casualties not caused by Landlord or Tenant, discontinuance of any utility or other service required for performance of the work, moratoriums, governmental delays in issuing permits, governmental agencies and weather, and the lack of availability or shortage of materials (“Force Majeure Delays”) (such Force Majeure Delays not to exceed fifteen (15) days), then Landlord shall not be subject to any liability nor shall the validity of the Lease be affected, but Tenant shall be relieved of the obligation to pay Rent for fifteen (15) days after the Rent Commencement Date, unless Tenant is able to obtain relief of rent from Tenant’s current landlord, which Tenant agrees to use commercially reasonable efforts to do; and (ii) if Substantial Completion and tender of possession to Tenant have not occurred by October 1, 2002, subject to Tenant Delays and Force Majeure Delays (such Force Majeure Delays not to exceed fifteen (15) days), then Landlord shall not be subject to any liability nor shall the validity of the Lease be affected, but Tenant shall be relieved of the obligation to pay Rent for one and one-half (1-1/2) days for each day after October 1, 2002 (subject to the above-described delays) until Substantial Completion and tender of possession have occurred.

2.2  Extension Term:    Tenant shall have the option to extend the Primary Term (the “Option”) for one (1) five (5)-year extension period (the “Extension Term”), upon the terms of this Lease and as provided in Addendum 2 attached hereto and made a part hereof.

2.3  Term of this Lease:    The Primary Term and the Extension Term elected by Tenant shall sometimes herein collectively be referred to as the “Term”.

2.4  Occupancy Prior to Commencement Date:    In the event Landlord permits Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be at Tenant’s sole risk and subject to all the provisions of this Lease, including, but not limited to, the requirement to pay Rent and the Security Deposit, and to obtain the insurance required pursuant to this Lease and to deliver insurance certificates as required herein. In addition to the foregoing, Landlord shall have the right to impose such additional, commercially reasonable, conditions on Tenant’s early occupancy as Landlord shall deem appropriate. If, at any time, Tenant is in default of any term, condition or provision of this Lease, any such waiver by Landlord of Tenant’s requirement to pay rental payments shall be null and void and Tenant shall immediately pay to Landlord all rental payments so waived by Landlord.

3.  Rent

On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease, the Base Rent (which shall be applied against the Rent payable for the first month Tenant is required to pay Base Rent) and the Security Deposit. At least ten (10) days prior to the Commencement Date, Tenant shall deliver to Landlord all insurance certificates evidencing the insurance required to be obtained by Tenant under Section 12 of this Lease. Tenant agrees to pay Landlord, without prior notice or demand, or abatement, offset, deduction or claim, the Base Rent specified in the Basic Lease Information, payable in advance at Landlord’s address specified in the Basic Lease Information on the Rent Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of the Lease. In addition to the

Base Rent set forth in the Basic Lease Information, Tenant shall pay Landlord in advance on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease, as Additional Rent, Tenant’s Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses. The term “Rent” whenever used herein refers to the aggregate of all these amounts. If Landlord permits Tenant to occupy the Premises without requiring Tenant to pay rental payments for a period of time, the waiver of the requirement to pay rental payments shall only apply to waiver of the Base Rent and Tenant shall otherwise perform all other obligations of Tenant required hereunder. The Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month. The prorated Rent shall be paid on the Commencement Date and the first day of the calendar month in which the date of termination occurs, as the case may be.

4.  Security Deposit

Upon Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as a Security Deposit for the performance by Tenant of its obligations under this Lease, the amount specified in the Basic Lease Information. If Tenant is in default beyond applicable notice and cure periods, Landlord may, but without obligation to do so, use the Security Deposit, or any portion thereof, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant’s default. Tenant shall, immediately on demand, pay to Landlord a sum equal to the portion of the Security Deposit so applied or used so as to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Landlord. Within thirty (30) days after the termination of this Lease, Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary, as determined solely by Landlord, to remedy Tenant’s default(s) hereunder or to otherwise restore the Premises to as clean and safe condition as at the Commencement Date, reasonable wear and tear casualty and condemnation excepted. If the cost to restore the Premises exceeds the amount of the Security Deposit, Tenant shall promptly deliver to Landlord any and all of such excess sums as reasonably determined by Landlord. Landlord shall not be required to keep the Security Deposit separate from other funds, and, unless otherwise required by law, Tenant shall not be entitled to interest on the Security Deposit. In no event or circumstance shall Tenant have the right to any use of the Security Deposit and, specifically, Tenant may not use the Security Deposit as a credit or to otherwise offset any payments required hereunder, including, but not limited to, Rent or any portion thereof.

5.  Tenant Improvements

Tenant hereby accepts the Premises as suitable for Tenant’s intended use and as being in good operating order, condition and repair, “AS IS”, except as specified in Section 2.1 hereof and Exhibit B attached hereto. Landlord shall install and construct the Tenant Improvements (as such term is defined in Exhibit B hereto) in accordance with the terms, conditions, criteria and provisions set forth in Exhibit B. Landlord and Tenant hereby agree to and shall be bound by the terms, conditions and provisions of Exhibit B.

6.  Additional Rent

It is intended by Landlord and Tenant that this Lease be a “triple net lease.” The costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent (collectively, “Additional Rent”).

6.1  Operating Expenses:    In addition to the Base Rent set forth in Section 3, Tenant shall pay Tenant’s Share, which is specified in the Basic Lease Information, of all Operating Expenses as Additional Rent. The term “Operating Expenses” as used herein shall mean the total amounts paid or payable by Landlord in connection with the ownership, maintenance, repair and operation of the Premises, the Building and the Lot, and where applicable, of the Park referred to in the Basic Lease Information. The amount of Tenant’s Share of Operating Expenses shall be reviewed from time to time by Landlord and shall be subject to modification by Landlord if there is a change in the rentable square footage of the Premises, the Building and/or the Park. These Operating Expenses may include, but are not limited to:

6.1.1  Landlord’s cost of repairs to, and maintenance of, the roof, the roof membrane and the exterior walls of the Building;

6.1.2  Landlord’s cost of maintaining the outside paved area, landscaping and other common areas for the Park. The term “Common Areas” shall mean all areas and facilities within the Park exclusive of the Premises and the other portions of the Park leasable exclusively to other tenants. The Common Areas include, but are not limited to, interior lobbies, mezzanines, parking areas, access and perimeter roads, sidewalks, landscaped areas and similar areas and facilities;

6.1.3  Landlord’s annual insurance premiums for insurance insuring against fire and extended coverage (including “all risk” or “special purpose” coverage) for one hundred percent (100%) of the replacement value of the Building and all other insurance, including, but not limited to, earthquake, flood and/or surface water endorsements for the Building, the Lot and the Park (including the Common Areas), rental value insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least six (6) months commencing on the date of loss, and subject to the provisions of Sections 6.1.11 and 27 below, any deductible (provided, however, if any such deductible is more than an amount equivalent to one month’s Base Rent, then, at Tenant’s option, Tenant shall pay to Landlord within thirty (30) days of receipt of an invoice therefor such amount equivalent to one month’s Base Rent, and the balance of the cost of such deductible shall be amortized on a straight-line basis over the balance of the Term, and Tenant shall pay to Landlord monthly, in the same time and manner as the payment of Base Rent, the amortized portion of the cost of such deductible);

6.1.4  Landlord’s cost of: (i) modifications and/or new improvements to the Building, the Common Areas and/or the Park required by any rules, laws or regulations effective subsequent to the date on which the Building was originally constructed; (ii) reasonably necessary replacement improvements to the Building, the Common Areas and the Park after the Lease Date; and (iii) new improvements to the Building, the Common Areas and/or the Park that reduce operating costs or improve life/safety conditions, all as reasonably determined by Landlord, in its sole discretion; provided, however, if any of the items in (i) to (iii) hereof are of a capital nature, then the costs thereof shall be amortized on a straight-line basis over the estimated useful life of the capital item or fifteen (15) years, whichever is shorter, as reasonably determined by Landlord, together with the reasonable interest on the unamortized balance and Tenant shall pay its share of the amortized portion coming due during the Term;

6.1.5  If Landlord elects to so procure, Landlord’s cost of preventative maintenance, and repair contracts including, but not limited to, contracts for elevator systems and heating, ventilation and air conditioning systems, lifts for disabled persons, and trash or refuse collection;

6.1.6  Landlord’s cost of security and fire protection services for the Building and/or the Park, as the case may be, if in Landlord’s sole discretion such services are provided;

6.1.7  [Intentionally Omitted];

6.1.8  [Intentionally Omitted];

6.1.9  Landlord’s cost of supplies, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Park;

6.1.10  Landlord’s cost for the repairs and maintenance items set forth in Section 11.2 below; and

6.1.11  Landlord’s cost for the management and administration of the Premises, the Building and/or Park or any part thereof, including, without limitation, a property management fee (not to exceed three percent (3%) of Rent), accounting, auditing, billing, postage, salaries and benefits for clerical and supervisory employees, whether located on the Park or off-site, payroll taxes and legal and accounting costs related to the ownership, operation and management of the Park. Notwithstanding the foregoing, “Operating Costs” shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses fees charges, costs and expenses (collectively, “Costs”): (a) Costs occasioned by the act, omission or violation of any law by Landlord, any other occupant of the Park, or their respective agents, employees or contractors; (b) Costs occasioned by casualties or by the exercise of the power of eminent domain; (c) Costs incurred in connection with negotiations or disputes with any other occupant of the Park of the terms and conditions of any lease or other agreement; (d) Costs of any renovation, improvement painting or redecorating of any portion of the Park not made available for Tenant’s use; (e) Costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release of the Hazardous Material in question by Tenant; (f) interest, charges and fees incurred on debt; and (g) expense reserves.

6.2  Tax Expenses:    In addition to the Base Rent set forth in Section 3, Tenant shall pay its share, which is specified in the Basic Lease Information, of all real property taxes applicable to the land and improvements included within the Lot on which the Premises are situated and one hundred percent (100%) of all personal property taxes now or hereafter assessed or levied against the Premises or Tenant’s personal property. Tenant further agrees to timely and faithfully pay, prior to delinquency, any amount, tax, charge, surcharge, assessment or imposition levied, assessed or imposed upon the Premises, or Tenant’s use and occupancy thereof. The amount of Tenant’s Share of Tax Expenses shall be reviewed from time to time by Landlord and shall be subject to modification by Landlord if there is a change in the rentable square footage of the Premises, the Building and/or the Park. Tenant shall also pay one hundred percent (100%) of any increase in real property taxes attributable, in Landlord’s sole discretion, to any and all alterations, Tenant Improvements or other improvements of any kind, which are above standard improvements customarily installed for similar buildings located within the Building or the Park (as applicable), whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. The term “Tax Expenses” shall mean and include, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, rental tax, transaction tax, levy, or penalty imposed by authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Premises, the Building, the Lot or the Park, as against Landlord’s right to rent, or as against Landlord’s business of leasing the Premises or the occupancy of Tenant or any other tax, fee, or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. Notwithstanding the foregoing, the term “Tax Expenses” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or increase therein (a) attributable to any franchise, estate, inheritance, net income, gift, transfer, or excess profits tax imposed upon Landlord; (b) levied on Landlord’s rental income, unless such tax or assessment is imposed in lieu of real property taxes; and (c) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term.

6.3  Payment of Expenses:    Landlord shall estimate Tenant’s Share of the Operating Expenses and Tax Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one/twelfth ( 1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses as of the beginning of each calendar year during the Term of this Lease and Tenant shall pay one/twelfth ( 1/12th) of such estimated amount as Additional Rent hereunder on the first (1st) day of each month during such calendar year and for each ensuing calendar year throughout the Term of this Lease. Tenant’s obligation to pay Tenant’s Share of Operating Expenses and Tax Expenses shall survive the expiration or earlier termination of this Lease.

6.4  Annual Reconciliation:    By June 30th of each calendar year, Landlord shall furnish Tenant with an accounting of actual Operating Expenses and Tax Expenses. Within thirty (30) days of Landlord’s delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding the foregoing, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any of Tenant’s underpayment at any time. Landlord shall credit the amount of any overpayment by Tenant toward the next monthly installment of Rent falling due, or where the Term of the Lease has expired, refund the amount of overpayment to Tenant. If the Term of the Lease expires prior to the annual reconciliation of expenses, Landlord shall have the right to reasonably estimate Tenant’s Share of such expenses, and if Landlord determines that an underpayment is due, Tenant hereby agrees that Landlord shall be entitled to deduct such underpayment from Tenant’s Security Deposit. If Landlord reasonably determines that an overpayment has been made by Tenant, Landlord shall refund said overpayment to Tenant within thirty (30) days thereafter. Notwithstanding the foregoing, failure of Landlord to accurately estimate Tenant’s Share of such expenses or to otherwise perform such reconciliation of expenses, including without limitation, Landlord’s failure to deduct any portion of any underpayment from Tenant’s Security Deposit, shall not constitute a waiver of Landlord’s right to collect any of Tenant’s underpayment at any time during the Term of the Lease or at any time within sixty (60) days after the expiration or earlier termination of this Lease.

6.5  Audit:    After delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Landlord’s reasonable business hours but not more frequently than once during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents. Landlord and Tenant shall use their best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses.

7.  Utilities

Utility Expenses, Common Area Utility Costs and all other sums or charges set forth in this Section 7 are considered part of Additional Rent. In addition to the Base Rent set forth in Section 3 hereof, Tenant shall pay the cost of all water, sewer use, sewer discharge fees and sewer connection fees, gas, heat, electricity, refuse pickup, janitorial service, telephone and other utilities billed or metered separately to the Premises and/or Tenant. Tenant shall also pay Tenant’s Share of any assessments or charges for utility or similar purposes included within any tax bill for the Lot on which the Premises are situated, including, without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges, and any penalties related thereto. For any such utility fees or use charges that are not billed or metered separately to Tenant, including without limitation, water and refuse pick up charges, Tenant shall pay to Landlord, as Additional Rent, without prior notice or demand, on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease the amount which is attributable to Tenant’s use of the utilities or similar services, as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such utilities and similar services (“Utility Expenses”). If Tenant disputes any such estimate or determination, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant’s sole expense. In addition, Tenant shall pay to Landlord Tenant’s Share of any Common Area utility costs, fees, charges or expenses (“Common Area Utility Costs”). Tenant shall pay to Landlord one-twelfth ( 1/12th) of the estimated amount of Tenant’s Share of the Common Area Utility Costs on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease and any reconciliation thereof shall be substantially in the same manner as specified in Section 6.4 above. The amount of Tenant’s Share of Common Area Utility Costs shall be reviewed from time to time by Landlord and shall be subject to modification by Landlord if there is a change in the rentable square footage of the Premises, the Building and/or the Park. Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Notwithstanding any such rationing or restrictions on use of any such utility services, Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building or the Park, and, Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Notwithstanding anything to the contrary contained herein, if permitted by applicable Laws, Landlord shall have the right at any time and from time to time during the Term of this Lease to either contract for service from a different company or companies (each such company shall be referred to herein as an “Alternate Service Provider”) other than the company or companies presently providing electricity service for the Building or the Park (the “Electric Service Provider”) or continue to contract for service from the Electric Service Provider, at Landlord’s sole discretion. Tenant hereby agrees to cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternate Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises. Notwithstanding anything to the contrary contained herein, Tenant’s Base Rent shall be abated to the extent that such utility services are interrupted, curtailed or suspended as a result of the gross negligence or willful misconduct of Landlord or its authorized representatives, agents, employees or contractors, or Landlord actually receives insurance proceeds related to such interruption, curtailment or suspension of utility services, if such interruption, curtailment or suspension of utility services interferes unreasonably with Tenant’s use of the Premises and such interference persists for more than seven (7) continuous business days.

8.  Late Charges

Any and all sums or charges set forth in this Section 8 are considered part of Additional Rent. Tenant acknowledges that late payment (more than five (5) days after such amounts are delinquent) by Tenant to Landlord of Base Rent, Tenant’s Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses or other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. No late charges shall be imposed until after Tenant has, on three (3) occasions, timely failed to pay Rent or other sums due hereunder and thereafter, if any installment of Rent or any other sum due from Tenant is not received by Landlord when due, Tenant shall promptly pay to Landlord all of the following, as applicable: (a) an additional sum equal to seven and one-half percent (7.5%) of such delinquent amount. If Tenant delivers to Landlord a check for which there are not sufficient funds, Landlord may, at its sole option, require Tenant to replace such check with a cashier’s check for the amount of such check. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant’s default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease. If a late charge or other charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then Landlord, at Landlord’s sole option, can either require the Rent be paid quarterly in advance, or be paid monthly in advance by cashier’s check or by electronic funds transfer.

9.  Use of Premises

9.1  Compliance with Laws, Recorded Matters, and Rules and Regulations:    The Premises are to be used solely for the purposes and uses specified in the Basic Lease Information and for no other uses or purposes without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed so long as the proposed use (i) does not involve the use of Hazardous Materials other than as expressly permitted under the provisions of Section 29 below, (ii) does not require any additional parking in excess of the parking spaces already licensed to Tenant pursuant to the provisions of Section 24 of this Lease, and (iii) is compatible and consistent with the other uses then being made in the Park and in other similar types of buildings in the vicinity of the Park, as reasonably determined by Landlord. The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, “Tenant’s Representatives”) shall be subject to, and at all times in compliance with, (a) any and all applicable laws, ordinances, statutes, orders and regulations as same exist from time to time (collectively, the “Laws”), (b) any and all documents, matters or instruments, including without limitation, any declarations of covenants, conditions and restrictions, and any supplements thereto, each of which has been or hereafter is recorded in any official or public records with respect to the Premises, the Building, the Lot and/or the Park, or any portion thereof (collectively, the “Recorded Matters”), and (c) any and all rules and regulations set forth in Exhibit C, attached to and made a part of this Lease, and any other reasonable rules and regulations promulgated by Landlord now or hereafter enacted relating to parking and the operation of the Premises, the Building and the Park (collectively, the “Rules and Regulations”). Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the non-structural portions of the Premises are adequate to fully meet the needs and requirements of Tenant’s intended operations of its business within the Premises, and Tenant’s use of the Premises and that same are in compliance with all applicable Laws throughout the Term of this Lease. Additionally, Tenant shall be solely responsible for the payment of all costs, fees and expenses associated with any modifications, improvements or alterations to the Premises, Building, the Common Areas and/or the Park occasioned by the enactment of, or changes to, any Laws arising from Tenant’s particular use of the Premises, or alterations, improvements or additions made to the Premises, regardless of when such Laws became effective.

9.2  Prohibition on Use:    Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way conflict with any of the requirements of the Board of Fire Underwriters or similar body now or hereafter constituted or in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. No auctions may be held or otherwise conducted in, on or about the Premises, the Building, the Lot or the Park without Landlord’s written consent thereto, which consent may be given or withheld in Landlord’s sole discretion. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably obstruct or interfere with the rights of Landlord, other tenants or occupants of the Building, other buildings in the Park, or other persons or businesses in the area, or injure or annoy other tenants or use or allow the Premises to be used for any unlawful or objectionable purpose, as determined by Landlord, in its reasonable discretion, for the benefit, quiet enjoyment and use by Landlord and all other tenants or occupants of the Building or other buildings in the Park; nor shall Tenant cause, maintain or permit any private or public nuisance in, on or about the Premises, Building, Park and/or the Common Areas, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or permit to be committed any waste in, upon or about the Premises. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises for any period of time. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other such materials, or allow such to remain outside the Building area, except for any non-hazardous or non-harmful materials which may be stored in refuse dumpsters or in any enclosed trash areas provided. Tenant shall honor the terms of all Recorded Matters relating to the Premises, the Building, the Lot and/or the Park. Tenant shall honor the Rules and Regulations. If Tenant fails to comply with such Laws, Recorded Matters, Rules and Regulations or the provisions of this Lease, Landlord shall have the right to collect from Tenant, in addition to all rights and remedies of Landlord hereunder, including without limitation, all of Landlord’s reasonable costs and expenses actually incurred, if any, to cure any of such failures of Tenant, if Landlord, at its sole option, elects to undertake such cure.

10.  Alterations and Additions; and Surrender of Premises

10.1  Alterations and Additions:    Tenant shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions to the Premises without the prior written consent of Landlord. If any such alteration or addition is expressly permitted by Landlord, or is a Permitted Alteration (defined below), Tenant shall deliver at least ten (10) business days’ prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility. In all events, Tenant shall obtain all necessary permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All alterations and additions shall be installed by a licensed contractor reasonably approved by Landlord, at Tenant’s sole expense in compliance with all applicable Laws (including, but not limited to, the ADA as defined herein), Recorded Matters, and Rules and Regulations. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. As a condition to Landlord’s consent to the installation of any fixtures, additions or other improvements the cost of which will exceed One Hundred Thousand Dollars ($100,000), Landlord may require Tenant to post and obtain a completion and indemnity bond for up to one hundred fifty percent (150%) of the cost of the work. Notwithstanding anything to the contrary in this Article 10: (i) Tenant may, at its sole cost and expense, construct non-structural alterations, additions and improvements (“Permitted Alterations”) in the Premises without Landlord’s prior approval, provided the cost of any such project does not exceed Twenty-Five Thousand Dollars ($25,000) cumulatively during each calendar year; (ii) Permitted Alterations and Tenant’s trade fixtures, furniture, equipment and other personal property installed in the Premises (“Tenant’s Property”) shall at all times be and remain Tenant’s property; (iii) except for Permitted Alterations which cannot be removed without material damage to the Premises, at any time Tenant may remove Tenant’s Property from the Premises, provided that Tenant repairs all damage caused by such removal, and; (iv) Landlord shall have no right to require Tenant to remove any alterations unless it notifies Tenant at the time it consents to such alteration that it shall require such alteration to be removed, or in the case of a Permitted Alteration, Landlord may give written notice to Tenant to remove the Permitted Alteration prior to the Expiration Date.

10.2  Surrender of Premises:    Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant’s right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with the fixtures (other than trade fixtures), additions and improvements which Landlord has notified Tenant, in writing pursuant to the terms of Section 10.1 hereof, that Landlord will require Tenant not to remove, to Landlord in good condition and repair (including, but not limited to, replacing all light bulbs and ballasts not in good working condition) and in the condition in which the Premises existed as of the Commencement Date, except for reasonable wear and tear casualty and condemnation. Reasonable wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains of any portion of the floors), and any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. Upon such termination of this Lease, Tenant shall remove all tenant signage, trade fixtures, furniture, furnishings, personal property, additions, and other improvements unless Landlord requests, in writing, that Tenant not remove some or all of such fixtures (other than trade fixtures), additions or improvements installed by, or on behalf of Tenant or situated in or about the Premises. By the date which is twenty (20) days prior to such termination of this Lease, Landlord shall notify Tenant in writing of those fixtures (other than trade fixtures), alterations, additions and other improvements which Landlord shall require Tenant not to remove from the Premises. Tenant shall repair any damage caused by the installation or removal of such signs, trade fixtures, furniture, furnishings, fixtures, additions and improvements. Tenant shall ensure that the removal of such items and the repair of the Premises will be completed prior to such termination of this Lease. In no event shall Tenant be obligated to remove the initial Tenant Improvements to be constructed pursuant to Exhibit B attached hereto.

11.  Repairs and Maintenance

11.1  Tenant’s Repairs and Maintenance Obligations:    Except for those portions of the Building to be maintained by Landlord, as provided in Sections 11.2 and 11.3 below, Tenant shall, at Tenant’s sole cost and expense, keep and maintain the Premises and the adjacent dock and staging areas in good, clean and safe condition and repair to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage caused by Tenant or Tenant’s Representatives and replacing any property so damaged by Tenant or Tenant’s Representatives. Without limiting the generality of the foregoing, Tenant shall be solely responsible for maintaining, repairing and replacing (a) all mechanical systems, heating, ventilation and air conditioning systems exclusively serving the Premises, (b) all plumbing, electrical wiring and equipment serving the Premises, (c) all interior lighting (including, without limitation, light bulbs and/or ballasts), (d) all glass, windows, window frames, window casements, interior and exterior entry doors, door frames and door closers, (e) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (f) all tenant signage, (g) lifts for disabled persons serving the Premises exclusively, (h) sprinkler systems, fire protection systems and security systems exclusively serving the Premises, (i) all partitions, fixtures, equipment, interior painting, and interior walls and floors of the Premises and every part thereof (including, without limitation, any demising walls contiguous to any portion of the Premises).

11.2  Reimbursable Repairs and Maintenance Obligations:    Subject to the provisions of Sections 6 and 9 of this Lease and except for (i) the obligations of Tenant set forth in Section 11.1 above, (ii) the obligations of Landlord set forth in Section 11.3 below, and (iii) the repairs rendered necessary by the intentional acts or omissions of Tenant or any of Tenant’s Representatives, Landlord agrees, at Landlord’s expense, subject to reimbursement pursuant to Section 6 above, to keep in good repair the elevators, the plumbing and mechanical systems exterior to the Premises, any rail spur and rail crossing, the roof, roof membranes, exterior walls of the Building, signage (exclusive of tenant signage), and exterior electrical wiring and equipment, exterior lighting, exterior glass, exterior doors/entrances and door closers, exterior window casements, exterior painting of the Building (exclusive of the Premises), underground utility and sewer pipes outside the exterior walls of the Building the parking lot (including any parking lot lighting) and landscaping. For purposes of this Section 11.2, the term “exterior” shall mean outside of and not exclusively serving the Premises. Unless otherwise notified by Landlord, in writing, that Landlord has elected to procure and maintain the following described contract(s), Tenant shall procure and maintain (a) the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s) with respect to HVAC units exclusively serving the Premises; such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord, and (b) the fire and sprinkler protection services and preventative maintenance and repair contract(s) (including, without limitation, monitoring services) with respect to those systems exclusively serving the Premises; such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord. Landlord reserves the right, but without the obligation to do so, to procure and maintain (i) the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s), and/or (ii) the fire and sprinkler protection services and preventative maintenance and repair contract(s) (including, without limitation, monitoring services). If Landlord so elects to procure and maintain any such contract(s), Tenant will reimburse Landlord for the cost thereof in accordance with the provisions of Section 6 above. If Tenant procures and maintains any of such contract(s), Tenant will promptly deliver to Landlord a true and complete copy of each such contract and any and all renewals or extensions thereof, and each service report or other summary received by Tenant pursuant to or in connection with such contract(s).

11.3  Landlord’s Repairs and Maintenance Obligations:    Except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant’s Representatives, Landlord agrees, at Landlord’s sole cost and expense, to (a) keep in good repair the structural portions of the floors, foundations and exterior perimeter walls of the Building, and (b) replace the structural portions of the roof of the Building (excluding the roof membrane) as, and when, Landlord determines such replacement to be necessary in Landlord’s sole discretion.

11.4  Tenant’s Failure to Perform Repairs and Maintenance Obligations:    Except for normal maintenance and repair of the items described above, Tenant shall have no right of access to or right to install any device on the roof of the Building nor make any penetrations of the roof of the Building without the express prior written consent of Landlord. If Tenant refuses or neglects to repair and maintain the Premises and the adjacent areas properly as required herein and to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so, at any time make such repairs and/or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures or other property, or to Tenant’s business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives. In the event Landlord makes such repairs and/or maintenance, upon completion thereof Tenant shall pay to Landlord, as additional rent, the Landlord’s costs for making such repairs and/or maintenance, plus seven and one-half percent (7.5%) for overhead, upon presentation of a bill therefor. The obligations of Tenant hereunder shall survive the expiration of the Term of this Lease or the earlier termination thereof. Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect respecting the Premises.

12.  Insurance

12.1  Types of Insurance:    Tenant shall maintain in full force and effect at all times during the Term of this Lease, at Tenant’s sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a carrier or carriers reasonably acceptable to Landlord and its lender(s) which afford the following coverages: (i) worker’s compensation: statutory limits; (ii) employer’s liability, as required by law, with a minimum limit of $100,000 per employee and $500,000 per occurrence; (iii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant’s and Tenant’s Representatives’ use and/or occupancy of the Premises. Such insurance shall include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations, products liability, personal and advertising. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess/umbrella insurance in the amount of Two Million Dollars ($2,000,000). If Tenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement. If necessary, as reasonably determined by Landlord, Tenant shall provide for restoration of the aggregate limit; (iv) comprehensive automobile liability insurance: a combined single limit of not less than $2,000,000 per occurrence and insuring Tenant against liability for claims arising out of the ownership, maintenance, or use of any owned, hired or non-owned automobiles; and (v) “special form” property insurance, including without limitation, sprinkler leakage, boiler and machinery comprehensive form, if applicable, covering damage to or loss of any personal property, trade fixtures, inventory, fixtures and equipment located in, on or about the Premises, and in addition, coverage for business interruption of Tenant, together with, if the property of Tenant’s invitees is to be kept in the Premises, warehouser’s legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this subparagraph (v); and (vi) such other insurance as Landlord deems reasonably necessary and prudent or, if then customarily required for similar types of buildings within the general vicinity of the Park, as may otherwise be required by any of Landlord’s lenders or joint venture partners.

12.2  Insurance Policies:    Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a “General Policyholders Rating” of at least A:X (or such higher rating as may be reasonably required by a lender having a lien on the Premises) as set forth in the most current issue of “A.M. Best’s Rating Guides.” Any deductible amounts under any of the insurance policies required hereunder shall not exceed Ten Thousand Dollars ($10,000) per occurrence. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to material modification except after thirty (30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and for Landlord as required by this Lease.

12.3  Additional Insureds and Coverage:    Landlord, any property management company and/or agent of Landlord for the Premises, the Building, the Lot or the Park, and any lender(s) of Landlord having a lien against the Premises, the Building, the Lot or the Park shall be named as additional insureds under all of the policies required in Section 12.1(iii) above. Additionally, such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers’ compensation and employer’s liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in “following form”) shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. It is the parties’ intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant’s operations of its business and/or Tenant’s or Tenant’s Representatives’ use of the Premises and/or any of the areas within the Park, whether such events occur within the Premises (as described in Exhibit A hereto) or in any other areas of the Park. It is not contemplated or anticipated by the parties that the aforementioned risks of loss be borne by Landlord’s insurance carriers, rather it is contemplated and anticipated by Landlord and Tenant that such risks of loss be borne by Tenant’s insurance carriers pursuant to the insurance policies procured and maintained by Tenant as required herein.

12.4  Failure of Tenant to Purchase and Maintain Insurance:    In the event Tenant does not purchase the insurance required in this Lease or keep the same in full force and effect throughout the Term of this Lease (including any renewals or extensions), Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord’s demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all damages which Landlord may sustain by reason of Tenant’s failure to obtain and maintain such insurance. If Tenant fails to maintain any insurance it is required to maintain in this Lease, Tenant shall be liable for all losses, damages and costs resulting from such failure.

13.  Waiver of Subrogation

Notwithstanding anything elsewhere to the contrary in this Lease, other than the sixth sentence of Section 27 below, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other and their respective agents, employees, successors, assignees and subtenants for any loss of, or damage to, either parties’ property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage, is actually insured against, or would be insured under an “all-risk” insurance policy without regard to the negligence or willful misconduct of the party so released. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Tenant pursuant to Section 12 of this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. The provisions of this Section 13 shall not apply in those instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party’s insurance coverage to be voided or otherwise uncollectible. All of Landlord’s and Tenant’s repair and indemnity obligations under this Lease shall be subject to the waiver and release contained in this paragraph.

14.  Limitation of Liability and Indemnity

Except to the extent of damage resulting from the negligence or willful misconduct of Landlord or its authorized representatives, agents, employees, contractors, licensees or invitees, Tenant agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, shareholders, successors and assigns and each of their respective partners, members, directors, employees, representatives, agents, contractors, shareholders, successors and assigns (collectively, the “Indemnitees”) harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, (i) Tenant’s or Tenant’s Representatives’ use of the Premises, Building and/or the Park, (ii) the conduct of Tenant’s business, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, (iv) in any way connected with the Premises or with the improvements or personal property therein, including, but not limited to, any liability for injury to person or property of Tenant, Tenant’s Representatives, or third party persons, and/or (v) Tenant’s negligence or willful misconduct, and/or (vi) Tenant’s failure to perform any covenant or obligation of Tenant under this Lease. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

Except to the extent of damage resulting from the negligence or willful misconduct of Landlord or its authorized representatives, agents, employees, contractors, licensees or invitees, to the fullest extent permitted by law, Tenant agrees that neither Landlord nor any of Landlord’s lender(s), partners, members, employees, representatives, legal representatives, successors or assigns shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises, the Building or the Park, including, but not limited to, any acts, errors or omissions by or on behalf of any other tenants or occupants of the Building and/or the Park. Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder. Landlord and its authorized representatives shall not be liable for any interference with light or air, or for any latent defect in the Premises or the Building.

15.  Assignment and Subleasing

15.1  Prohibition:    Tenant shall not assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease (collectively, “assignment”), in whole or in part, whether voluntarily or involuntarily or by operation of law, nor sublet or permit occupancy by any person other than Tenant of all or any portion of the Premises without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant hereby agrees that Landlord may withhold its consent to any proposed sublease or assignment if the proposed sublessee or assignee or its business is subject to compliance with additional requirements of the ADA (defined below) and/or Environmental Laws (defined below) beyond those requirements which are applicable to Tenant or to tenants generally of such types of buildings, unless the proposed sublessee or assignee shall (a) first deliver plans and specifications for complying with such additional requirements and obtain Landlord’s written consent thereto, and (b) comply with all Landlord’s conditions for or contained in such consent, including without limitation, requirements for security to assure the lien-free completion of such improvements. If Tenant seeks to sublet or assign all or any portion of the Premises, Tenant shall deliver to Landlord at least ten (10) business days prior to the proposed commencement of the sublease or assignment (the “Proposed Effective Date”) the following: (i) the name of the proposed assignee or sublessee; (ii) such information as to such assignee’s or sublessee’s financial responsibility and standing as Landlord may reasonably require; and (iii) the aforementioned plans and specifications, if any. Within ten (10) days after Landlord’s receipt of a written request from Tenant that Tenant seeks to sublet or assign all or any portion of the Premises, Landlord shall deliver to Tenant a copy of Landlord’s standard form of Consent by Landlord to an assignment or sublease (as applicable), which instrument shall be utilized for Landlord’s consent to each proposed sublease or assignment (as applicable). Any proposed assignment or sublease shall include a provision whereby the assignee or sublessee assumes all of Tenant’s obligations hereunder and agrees to be bound by the terms hereof. As Additional Rent hereunder, Tenant shall pay to Landlord a fee in the amount of five hundred dollars ($500) plus Tenant shall reimburse Landlord for Landlord’s actual and reasonable legal and other out-of-pocket expenses incurred by Landlord in connection with any actual or proposed assignment or subletting. In the event the sublease or assignment (1) by itself or taken together with prior sublease(s) or partial assignment(s) covers or totals, as the case may be, more than fifty percent (50%) of the rentable square feet of the Premises and (2) is for the entire period remaining in the Term of this Lease, then Landlord shall have the right, to be exercised by giving written notice to Tenant, to recapture the space described in the sublease or assignment. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed sublease or assignment space, or, if the proposed sublease or assignment space covers all the Premises, it shall serve to terminate the entire term of this Lease in either case, as of the Proposed Effective Date. However, not termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any part thereof. If this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of square feet retained by Tenant to the square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. Each permitted assignee or sublessee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed or complied with, for the term of this Lease. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. Tenant hereby acknowledges and agrees that it understands that Landlord’s accounting department may process and accept Rent payments without verifying that such payments are being made by Tenant, a permitted sublessee or a permitted assignee in accordance with the provisions of this Lease. Although such payments may be processed and accepted by such accounting department personnel, any and all actions or omissions by the personnel of Landlord’s accounting department shall not be considered as acceptance by Landlord of any proposed assignee or sublessee nor shall such actions or omissions be deemed to be a substitute for the requirement that Tenant obtain Landlord’s prior written consent to any such subletting or assignment, and any such actions or omissions by the personnel of Landlord’s accounting department shall not be considered as a voluntary relinquishment by Landlord of any of its rights hereunder nor shall any voluntary relinquishment of such rights be inferred therefrom. Any and all options, rights of first refusal, rights of first offer, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant (except as part of a Permitted Transfer, as defined below) unless expressly authorized in writing by Landlord.

15.2  Excess Sublease Rental or Assignment Consideration:    In the event of any sublease or assignment of all or any portion of the Premises where the rent or other consideration provided for in the sublease or assignment either initially or over the term of the sublease or assignment exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease, Tenant shall pay the Landlord monthly, as Additional Rent, within five (5) days after the date that the monthly installments of Rent are payable hereunder, fifty percent (50%) of the excess of each such payment of rent or other consideration in excess of the Rent called for hereunder after first deducting any attorneys’ fees and brokerage commissions Tenant incurs and actually pays as a part of the transaction.

15.3  Waiver:    Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or failure by Landlord to take action against any assignee or sublessee, Tenant waives notice of any default of any assignee or sublessee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

15.4  Permitted Transfers:    Notwithstanding anything to the contrary contained in this Section 15, so long as Tenant delivers to Landlord (1) at least five (5) business days’ prior written notice of its intention to assign or sublease the Premises to any Related Entity (defined below), which notice shall set forth the name of the Related Entity, (2) a copy of the proposed agreement pursuant to which such assignment or sublease shall be effectuated, and (3) such other information concerning the Related Entity as Landlord may reasonably require, including without limitation, information regarding any change in the proposed use of any portion of the Premises and any financial information with respect to such Related Entity, and so long as (i) any change in the proposed use of the subject portion of the Premises is in conformance with the uses permitted to be made under this Lease and do not involve the use or storage of any Hazardous Materials (other than nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not regulated by any Environmental Laws), and (ii) at the time of the proposed assignment or sublease, the net profits and financial condition of the Related Entity are reasonably adequate and sufficient in relation to the then remaining obligations of Tenant under this Lease, then Tenant may assign this Lease or sublease any portion of the Premises (X) to any Related Entity, or (Y) in connection with any merger, consolidation or sale of substantially all of the assets of Tenant, without having to obtain the prior written consent of Landlord thereto. For purposes of this Lease the term “Related Entity” shall mean and refer to any corporation or entity which controls, is controlled by or is under common control with Tenant, as all of such terms are customarily used in the industry. Any assignment or sublease permitted under this Section 15.4 shall not be subject to any right of Landlord under Section 15.1 to recapture all or any portion of the Premises or under Section 15.2 to receive any portion of excess rent.

16.  Ad Valorem Taxes

Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and personal property located and/or installed on or in the Premises by, or on behalf of, Tenant; and if requested by Landlord, Tenant shall promptly deliver to Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

17.  Subordination

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any current or future bona fide mortgagee or deed of trust beneficiary with a lien on all or any portion of the Premises or any ground lessor with respect to the land of which the Premises are a part, the rights of Tenant under this Lease and this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the Lot, ground leases or underlying leases, or Landlord’s interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default, beyond applicable notice and cure periods, of the terms and provisions of this Lease. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; (c) bound by prepayment of more than one (1) month’s Rent, except in those instances when Tenant pays Rent quarterly in advance pursuant to Section 8 hereof, then not more than three months’ Rent; or (d) liable to Tenant for any Security Deposit not actually received by such successor in interest to the extent any portion or all of such Security Deposit has not already been forfeited by, or refunded to, Tenant. Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit to the successor in interest. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within ten (10) days of a demand or request by Landlord and in the commercially reasonable form requested by Landlord, ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease and the recognition of Tenant’s rights in the event of a termination or foreclosure or similar proceeding with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. In the event that Tenant should fail to execute any subordination or other agreement required by this Section promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney in fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest in Landlord and is accordingly irrevocable. Landlord shall, on or before the date that is thirty (30) days after the Commencement Date, obtain from the lenders or ground lessors of the Premises a written agreement in the form attached hereto as Exhibit I or another form reasonably satisfactory to Tenant providing for recognition of Tenant’s interests under the Lease in the event of a foreclosure of the lender’s security interest or termination of the ground lease.

18.  Right of Entry

Tenant grants Landlord or its agents the right to enter the Premises at all reasonable times upon at least 24 hours prior notice (except for emergencies or for routine maintenance for which no notice shall be required) for purposes of inspection, exhibition, posting of notices, repair or alteration; provided, however, that in exercising any of the foregoing rights, Landlord shall comply with Tenant’s reasonable security measures and operating procedures and shall use best efforts to minimize any disruption to Tenant and Landlord shall not exercise any such rights or take such actions in such manner as would unreasonably interfere with Tenant’s use of, access to, or parking at the Premises or materially adversely affect Tenant’s rights under this Lease. At Landlord’s option, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant’s vaults and safes. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. In the last nine (9) months of the Term, Landlord shall have the right to place “for rent” or “for lease” signs on the outside of the Premises, the Building and in the Common Areas. Landlord shall also have the right to place “for sale” signs on the outside of the Building and in the Common Areas. Tenant hereby waives any claim from damages or for any injury or inconvenience to or interference with Tenant’s business, or any other loss occasioned thereby except for any claim for any of the foregoing arising out of the sole active gross negligence or willful misconduct of Landlord or its authorized representatives.

19.  Estoppel Certificate

Tenant shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Landlord, within ten (10) business days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s performance; and (c) not more than one month’s Rent has been paid in advance, except in those instances when Tenant pays Rent quarterly in advance pursuant to Section 8 hereof, then not more than three month’s Rent has been paid in advance. Failure by Tenant to so deliver such certified estoppel certificate within the 10-day period specified above shall be a material default of the provisions of this Lease.

20.  Tenant’s Default

The occurrence of any one or more of the following events shall, at Landlord’s option, constitute a material default by Tenant of the provisions of this Lease:

20.1  The abandonment of the Premises by Tenant. In the event Tenant has abandoned or vacated the Premises, Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to the service of any other or further notice which Tenant may have under any statute or law now or hereafter in effect;

20.2  The failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder five (5) days after written notice from Landlord that said payment is delinquent. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice of service of notice which Tenant may have under any statute or law now or hereafter in effect.

20.3  The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent) and such failure is not cured (i) within ten (10) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures in any way related to Hazardous Materials; (ii) within the time period, if any, specified in the applicable sections of this Lease with respect to subordination, assignment and sublease, estoppel certificates and insurance; or (iii) with respect to any other such failure, within the time period required under the provisions of this Lease or, if such time period is not specified, within thirty (30) days after notice from Landlord of such failure. If such failure is susceptible of cure but cannot reasonably be cured within the aforementioned time period (if any), as reasonably determined by Landlord, Tenant shall not be deemed to be in default if Tenant promptly commences the cure of such failure and thereafter diligently prosecutes such cure to completion within the time period specified by Landlord in any written notice regarding such failure as may be delivered to Tenant by Landlord. In no event or circumstance shall Tenant have more than ninety (90) days to complete any such cure, unless otherwise expressly agreed to in writing by Landlord (in Landlord’s reasonable discretion);

20.4  The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold where such receiver or custodian is not dismissed within sixty (60) days of such appointment, Tenant’s insolvency or inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant’s assets, Tenant taking any action toward the dissolution or winding up of Tenant’s affairs, or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold;

20.5  Tenant’s use or storage of Hazardous Materials in, on or about the Premises, the Building, the Lot and/or the Park other than as expressly permitted by the provisions of Section 29 below; or

20.6  The making of any material misrepresentation or omission by Tenant in any materials delivered by or on behalf of Tenant to Landlord pursuant to this Lease.

21.  Remedies for Tenant’s Default

21.1  Landlord’s Rights:    In the event of Tenant’s material default under this Lease, Landlord may terminate Tenant’s right to possession of the Premises by any lawful means in which case upon delivery of written notice by Landlord this Lease shall terminate on the date specified by Landlord in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition and to the extent permitted by law, the Landlord shall have the immediate right of re-entry whether or not this Lease is terminated, and if this right of re-entry is exercised following abandonment of the Premises by Tenant, Landlord may consider any personal property belonging to Tenant and left on the Premises to also have been abandoned. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 21 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. If Landlord relets the Premises or any portion thereof, (i) Tenant shall be liable immediately to Landlord for all reasonable and actual costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning, redecorating, and further improving the Premises and other similar industry standard costs (collectively, the “Reletting Costs”), and (ii) the rent received by Landlord from such reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent, Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses; second, all costs including maintenance, incurred by Landlord in reletting; and, third, Base Rent, Operating Expenses, Tax Expenses, Utility Expenses, and all other sums due under this Lease. Any and all of the Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and any existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure. Landlord shall use all commercially reasonable efforts to mitigate its damages hereunder.

21.2  Damages Recoverable:    If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Tenant’s right to possession is terminated by Landlord because of a breach or default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant’s failure to perform its obligations hereunder, including, but not limited to, the unamortized cost of any Tenant Improvements constructed by or on behalf of Tenant pursuant to Exhibit B hereto, the portion of any broker’s or leasing agent’s commission incurred with respect to the leasing of the Premises to Tenant for the balance of the Term of the Lease remaining after the date on which Tenant is in default of its obligations hereunder, and all Reletting Costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award may relet the Premises (provided said reletting will not be effective unless this Lease is terminated) for the purpose of mitigating damages suffered by Landlord because of Tenant’s failure to perform its obligations hereunder; provided, however, that even though Tenant has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant’s right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder. The “worth at the time of the award” within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

        21.3  Rights and Remedies Cumulative:    The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditor’s rights generally. In addition to all remedies set forth above, if Tenant materially defaults under this Lease, all options granted to Tenant hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Landlord.

21.4  Waiver of a Default:    The waiver by Landlord of any default of any provision of this Lease shall not be deemed or construed a waiver of any other default by Tenant hereunder or of any subsequent default of this Lease, except for the default specified in the waiver.

22.  Holding Over

If Tenant holds possession of the Premises after the expiration of the Term of this Lease with Landlord’s consent, Tenant shall become a tenant from month-to-month upon the terms and provisions of this Lease, provided the monthly Base Rent during such hold over period shall be 150% of the Base Rent due on the last month of the Lease Term, payable in advance on or before the first (1st) day of each month; provided, however, that if Tenant surrenders possession of the Premises within the first (1st) ten (10) days after the expiration or earlier termination of the Term of this Lease, the month-to-month tenancy shall be deemed terminated as of such surrender and no further Rent shall be owed for any period subsequent to such surrender. Acceptance by Landlord of the monthly Base Rent without the additional fifty percent (50%) increase of Base Rent shall not be deemed or construed as a waiver by Landlord of any of its rights to collect the increased amount of the Base Rent as provided herein at any time. Such month-to-month tenancy shall not constitute a renewal or extension for any further term. All options, if any, granted under the terms of this Lease shall be deemed automatically terminated and be of no force or effect during said month-to-month tenancy. Tenant shall continue in possession until such tenancy shall be terminated by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination. This paragraph shall not be construed as Landlord’s permission for Tenant to hold over. Acceptance of Base Rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

23.  Landlord’s Default

Landlord shall not be deemed in breach or default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes of this provision, a reasonable time shall not be more than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in breach or default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

24.  Parking

Tenant shall have use of the number of non-designated and non-exclusive parking spaces specified in the Basic Lease Information. Landlord and Tenant shall mutually designate and Landlord shall mark six (6) of Tenant’s stalls as “visitor” parking stalls. Landlord shall exercise reasonable efforts to insure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant’s right to use the same.

25.  Sale of Premises

In the event of any sale of the Premises by Landlord or the cessation otherwise of Landlord’s interest therein, Landlord shall be and is hereby entirely released from any and all of its obligations to perform or further perform under this Lease and from all liability hereunder accruing from or after the date of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. For purposes of this Section 25, the term “Landlord” means only the owner and/or agent of the owner as such parties exist as of the date on which Tenant executes this Lease. A ground lease or similar long term lease by Landlord of the entire Building, of which the Premises are a part, shall be deemed a sale within the meaning of this Section 25. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of any of the provisions of this Lease beyond applicable notice and cure periods.

26.  Waiver

No delay or omission in the exercise of any right or remedy of either party on any default by the other shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after default by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such default, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

27.  Casualty Damage

If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building (i.e., more than ten percent (10%) of the full replacement value of the Building) shall, in Landlord’s sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If Landlord does not elect to terminate this Lease, and provided insurance proceeds and any contributions from Tenant, if necessary, are available to fully repair the damage, Landlord shall within one hundred twenty (120) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty; provided, Landlord shall not be required to rebuild, repair, or replace any part of Tenant’s furniture, furnishings, fixtures and/or equipment removable by Tenant or any improvements, alterations or additions installed by or for the benefit of Tenant under the provisions of this Lease other than the Tenant Improvements provided, further, however, that the Premises are damaged by any peril and Landlord does not terminate the Lease, then Tenant shall have the option to terminate the Lease if the Premises cannot be, or are not in fact, fully restored by Landlord to their prior condition within one hundred sixty (160) days after the damage, such date subject to extension for Tenant Delays and Force Majeure Delays of up to ninety (90) days. Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds (excluding any deductible) and any contributions from Tenant, if necessary, actually received by Landlord as a result of the fire or other casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by the Tenant or loss of Tenant’s personal property resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit, in Tenant’s reasonable discretion, for occupancy.

Notwithstanding anything to the contrary contained elsewhere in this Lease, if the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the intentional acts or omissions of Tenant or any of Tenant’s Representatives, (i) the Rent shall not be diminished during the repair of such damage, (ii) Tenant shall not have any right to terminate this Lease due to the occurrence of such casualty or damage, and (iii) Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of all or any portion of the Building caused thereby (including, without limitation, any deductible) to the extent such cost and expense is not covered by insurance proceeds. In the event the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations shall cease and terminate hereunder except for those obligations expressly intended to survive any such termination of this Lease. Except as otherwise provided in this Section 27, Tenant hereby waives the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code.

28.  Condemnation

If twenty-five percent (25%) or more of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose (“Condemned”), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant; provided, however, the foregoing provisions shall not preclude Tenant, at Tenant’s sole cost and expense, from obtaining any separate award to Tenant for loss of or damage to Tenant’s Property or for damages for cessation or interruption of Tenant’s business provided such award is separate from Landlord’s award and provided further such separate award does not diminish nor otherwise impair the award otherwise payable to Landlord. In addition to the foregoing, Tenant shall be entitled to seek compensation for the relocation costs recoverable by Tenant pursuant to the provisions of California Government Code Section 7262. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises or the Building to substantially its same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as solely determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the amount received by Landlord as compensation awarded.

29.  Environmental Matters/Hazardous Materials

29.1  Hazardous Materials Disclosure Certificate:    Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant’s initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit E and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall commencing with the date which is one year from the Commencement Date and continuing every year thereafter, complete, execute, and deliver to Landlord, a Hazardous Materials Disclosure Certificate (the “HazMat Certificate”) describing Tenant’s present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificate required hereunder shall be in substantially the form as that which is attached hereto as Exhibit E.

29.2  Definition of Hazardous Materials:    As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Premises, the Building, the Lot, the Park or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises or any surrounding property.

29.3  Prohibition; Environmental Laws:    Tenant shall not be entitled to use nor store any Hazardous Materials on, in, or about the Premises, the Building, the Lot and the Park, or any portion of the foregoing, without, in each instance, obtaining Landlord’s prior written consent thereto. If Landlord consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant’s business and to the extent disclosed in the HazMat Certificate and as expressly approved by Landlord in writing, provided that such usage and storage is only to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate as expressly approved by Landlord and provided further that such usage and storage is in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts’ decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the “Environmental Laws”). Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole discretion. Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 29, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas. The cost of all such inspections, tests and investigations shall be borne solely by Tenant, if Landlord reasonably determines that Tenant or any of Tenant’s Representatives are directly or indirectly responsible in any manner for any contamination revealed by such inspections, tests and investigations. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant’s Representatives with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

29.4  Tenant’s Environmental Obligations:    Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials by Tenant or Tenant’s Representatives on, under or about any portion of the Premises or in any Common Areas of which Tenant or Tenant’s Representatives have or should have actual knowledge. Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the release of Hazardous Materials by Tenant or Tenant’s Representatives such that the affected portions of the Park and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Premises, the Building, the Lot or the Park. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof, subject to Section 29.7 below. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises, the Building, the Lot and the Park after the satisfactory completion of such work.

29.5  Environmental Indemnity:    In addition to Tenant’s obligations as set forth hereinabove, Tenant and Tenant’s officers and directors agree to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses (including, without limitation, diminution in value of any portion of the Premises, the Building, the Lot or the Park, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord’s marketing of any space within the Building and/or Park), suits, administrative proceedings and costs (including, but not limited to, attorneys’ and consultant fees and court costs) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Premises, the Common Areas, the Building, the Lot or the Park as a result of release of Hazardous Materials by Tenant or any of Tenant’s Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises, the Building, the Lot and/or the Park, nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant and Tenant’s officers and directors from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 29.5 due to Landlord’s status as either an “owner” or “operator” under any Environmental Laws.

29.6  Survival:    Tenant’s obligations and liabilities pursuant to the provisions of this Section 29 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that Tenant is not in compliance with the provisions of the Lease with respect to Hazardous Materials, including without limitation all Environmental Laws, at the expiration or earlier termination of this Lease, then in Landlord’s sole discretion, Landlord may require Tenant to remain in possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. For purposes thereof, the term “reasonable wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, the Lot and/or the Park in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Section 22 of this Lease.

29.7  Tenant’s Exculpation:    Tenant shall not be liable for or otherwise obligated to Landlord under any provision of the Lease with respect to (i) any claim, remediation obligation, investigation obligation, liability, cause of action, attorneys’ fees, consultants’ cost, expense or damage resulting from any Hazardous Material present in, on or about the Premises, the Building or the Park to the extent not caused or otherwise permitted, directly or indirectly, by Tenant or Tenant’s Representatives; or (ii) the removal, investigation, monitoring or remediation of any Hazardous Material present in, on or about the Premises, the Building caused by any source, including third parties other than Tenant and Tenant’s Representatives, as a result of or in connection with the acts or omissions of persons other than Tenant or Tenant’s Representatives; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including without limitation, attorneys’ and experts’ fees and costs) and losses to the extent (a) Tenant or any of Tenant’s Representatives contributes to the presence of such Hazardous Materials or Tenant and/or any of Tenant’s Representatives exacerbates the conditions caused by such Hazardous Materials, or (b) Tenant and/or any of Tenant’s Representatives allows or permits persons over which Tenant or any of Tenant’s Representatives has control and/or for which Tenant or any of Tenant’s Representatives is legally responsible, to cause such Hazardous Materials to be present in, on, under, through or about any portion of the Premises, the Building, or does not take all reasonably appropriate actions to prevent such persons over which Tenant or any of Tenant’s Representatives has control and/or for which Tenant or any of Tenant’s Representatives are legally responsible from causing the presence of Hazardous Materials in, on, under, through or about any portion of the Premises or the Building.

30.  Financial Statements

Tenant, for the reliance of Landlord, any lender holding or anticipated to acquire a lien upon the Premises, the Building or the Park or any portion thereof, or any prospective purchaser of the Building or the Park or any portion thereof, within ten (10) days after Landlord’s request therefor, but not more often than once annually, shall deliver to Landlord the then current audited publicly available financial statements of Tenant (and unaudited quarterly statements for periods following the end of the last fiscal year for which audited annual statements are available), which statements shall be prepared in accordance with generally accepted accounting principles consistently applied and shall present fairly the financial condition of Tenant at such dates and the result of its operations and changes in its financial positions for the periods ended on such dates.

31.  General Provisions

31.1  Time:    Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

31.2  Successors and Assigns:    The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

31.3  Recordation:    Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of the Landlord.

31.4  Landlord’s Personal Liability:    The liability of Landlord (which, for purposes of this Lease, shall include Landlord and the owner of the Building if other than Landlord) to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners or members in the Park and any insurance or condemnation proceeds or proceeds from the sale or financing thereof, and Tenant agrees to look solely to the Park for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the personal assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord (including without limitation, any property management company of Landlord); it being intended that Landlord and the individual partners, members, directors, officers, shareholders, agents and employees of Landlord (including without limitation, any property management company of Landlord) shall not be personally liable in any manner whatsoever for any judgment or deficiency. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building.

31.5  Separability:    Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

31.6  Choice of Law:    This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

31.7  Attorneys’ Fees:    In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable attorneys’ and experts’ fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

31.8  Entire Agreement:    This Lease supersedes any prior agreements, representations, negotiations or correspondence between the parties, and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party, that is not in writing and signed by all parties to this Lease, shall be binding.

31.9  Warranty of Authority:    Landlord and Tenant represent and warrant that (1) with respect to each person executing this Lease on the respective parties’ behalf, such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, limited liability company, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Tenant hereby warrants that this Lease is valid and binding upon Tenant and enforceable against Tenant in accordance with its terms.

31.10  Notices:    Any and all notices and demands required or permitted to be given hereunder to Landlord shall be in writing and shall be sent: (a) by United States mail, certified and postage prepaid; or (b) by personal delivery; or (c) by overnight courier, addressed to Landlord at 4000 East Third Avenue, Suite 600, Foster City, California 94404-4805. Any and all notices and demands required or permitted to be given hereunder to Tenant shall be in writing and shall be sent: (i) by United States mail, certified and postage prepaid; or (ii) by personal delivery to any employee or agent of Tenant over the age of eighteen (18) years of age; or (iii) by overnight courier, all of which shall be addressed to Tenant at the Premises, with a copy sent to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304-1050, Attn: Real Estate Dept./GM4. Notice and/or demand shall be deemed given upon the earlier of actual receipt or the third (3rd) business day following deposit in the United States mail.

31.11  Joint and Several:    If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several.

31.12  Covenants and Conditions:    Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

31.13  Waiver of Jury Trial:    The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, the Building or the Park, and/or any claim of injury, loss or damage.

31.14  Counterclaims:    [Intentionally Omitted]

31.15  Underlining:    The use of underlining within the Lease is for Landlord’s reference purposes only and no other meaning or emphasis is intended by this use, nor should any be inferred.

31.16  Merger:    The voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof by Landlord and Tenant, or a termination of this Lease by Landlord for a material default by Tenant hereunder, shall not work a merger, and, at the sole option of Landlord, (i) shall terminate all or any existing subleases or subtenancies, or (ii) may operate as an assignment to Landlord of any or all of such subleases or subtenancies. Landlord’s election of either or both of the foregoing options shall be exercised by delivery by Landlord of written notice thereof to Tenant and all known subtenants under any sublease.

32.  Signs

All signs and graphics of every kind visible in or from public view or corridors or the exterior of the Premises shall be subject to Landlord’s prior written approval (which approval Landlord shall not unreasonably withhold) and shall be subject to any applicable governmental laws, ordinances, and regulations and in compliance with Landlord’s sign criteria as same may exist from time to time or as set forth in Exhibit H hereto and made a part hereof. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in a manner as to reasonably avoid damage or defacement of the Premises; and Tenant shall repair any damage or defacement. Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs, including, but not limited to, the costs and expenses associated with any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which shall interfere with the visibility of any sign, awning, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Building or the Park be permitted hereunder. Tenant further agrees to maintain any such sign, awning, canopy, advertising matter, lettering, decoration or other thing as may be approved in good condition and repair at all times.

33.  Mortgagee Protection

Upon any default on the part of Landlord, Tenant will give written notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with notice of their interest together with an address for receiving notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default (which, in no event shall be more than sixty (60) days), including time to appoint a receiver, if such should prove necessary to effect a cure. If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender, except if Tenant is required to make quarterly payments of Rent in advance pursuant to the provisions of Section 8 above. Tenant waives the collection of any deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s)’ deed of trust unless the lender(s) or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender’s loan to Landlord. Landlord shall credit Tenant for any payments made pursuant to such direction.

34.  Quitclaim

Upon any termination of this Lease, Tenant shall, at Landlord’s request, execute, have acknowledged and deliver to Landlord a quitclaim deed of Tenant’s interest in and to the Premises. If Tenant fails to so deliver to Landlord such a quitclaim deed, Tenant hereby agrees that Landlord shall have the full authority and right to record such a quitclaim deed signed only by Landlord and such quitclaim deed shall be deemed conclusive and binding upon Tenant.

35.  Modifications for Lender

If, in connection with obtaining financing for the Premises or any portion thereof, Landlord’s lender shall request reasonable modification(s) to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant’s rights hereunder or the use, occupancy or quiet enjoyment of Tenant hereunder.

36.  Warranties and Representations of Tenant

Tenant hereby warrants and represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease. Tenant hereby further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein in writing, is hereby waived by Tenant.

37.  Compliance with Americans with Disabilities Act

Landlord and Tenant hereby agree and acknowledge that the Premises, the Building and/or the Park may be subject to the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “ADA”). Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. Landlord shall be solely responsible for conducting its own investigation of this matter and for ensuring that the design of all Tenant Improvements strictly comply with all requirements of the ADA. Subject to reimbursement pursuant to Section 6 of the Lease, if any barrier removal work or other work is required to the

Building, the Common Areas or the Park under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant’s particular use of the Premises or any work or alteration made to the Premises by or on behalf of Tenant (other than the Tenant Improvements), then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this Lease, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including without limitation, not discriminating against any disabled persons in the operation of Tenant’s business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises or the Building; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises or the Building; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Building. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant’s or Tenant’s Representatives’ violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

38.  Brokerage Commission

Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) (as set forth on Page 1), and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder’s fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than Broker(s), if any, resulting from the actions of the indemnifying party.

39.  Quiet Enjoyment

Landlord covenants with Tenant, upon the paying of Rent, and during the periods that Tenant is not otherwise in default of any of the terms or provisions of this Lease beyond applicable notice and cure periods, and subject to the rights of any of Landlord’s lenders, (i) that Tenant shall and may peaceably and quietly hold, occupy and enjoy the Premises and the Common Areas during the Term of this Lease beyond applicable notice and cure periods, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant’s occupancy or enjoyment of the Premises and the Common Areas.

40.  Landlord’s Ability to Perform Tenant’s Unperformed Obligations

Notwithstanding anything to the contrary contained in this Lease, if Tenant shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease within the time periods allowed for such performance, and/or if the failure of Tenant relates to a matter which in Landlord’s judgment reasonably exercised is of an emergency nature and such failure shall remain uncured for a period of time commensurate with such emergency, then Landlord may, at Landlord’s option without any obligation to do so, and in its sole discretion as to the necessity therefor, perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant. If Landlord so performs any of Tenant’s obligations hereunder, the full amount of the cost and expense entailed or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment at the greater of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law and Enforcement Expenses.

41.  Furniture

Landlord and Tenant acknowledge and agree that during the Term of this Lease, Landlord shall lease to Tenant, at no additional cost or expense, certain furniture systems, to be mutually determined by Landlord and Tenant and listed in Exhibit J attached hereto and made a part hereof (“Furniture”); provided, however, that Landlord shall not be obligated to provide Furniture costing in excess of Five Hundred Twenty-nine Thousand Six Hundred Ninety-six Dollars ($529,696). Such leasing of the Furniture to Tenant is on an “AS-IS, WITH ALL FAULTS” basis and subject to all of the terms of this Lease (including, without limitation, Article 10, of this Lease), without recourse, representation or warranty of any kind or nature, express or implied, including without limitation, habitability, merchantability or fitness for a particular purpose. At the expiration or earlier termination of this Lease, the Furniture shall be returned and surrendered to Landlord in good condition and repair, reasonable wear and tear and damage by Landlord excepted. Landlord shall have no obligation to repair, maintain or insure any of the Furniture. Tenant shall not have the right or ability to (i) remove or materially modify the Furniture or (ii) assign or sublet any of the Furniture except in conjunction with this Lease and the Premises. Tenant shall pay any taxes and assessments attributable to the Furniture.

/ / / /signatures continued on next page/ / / /

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IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date referenced on Page 1 of this Lease.

Tenant:

SYNPLICITY, INC.,
a California corporation

By:	/s/ Bernard Aronson
Name:	Bernard Aronson
Title:	CEO + PRESIDENT

By:	/s/ Douglas S. Miller
Name:	Douglas S. Miller
Title:	VP Finance & CFO, Asst Secretary

Landlord:

SUNNYVALE BUSINESS PARK,
a California limited partnership

By:	LINCOLN MATHILDA ASSOCIATES LIMITED PARTNERSHIP, a California limited partnership, General Partner
By: /s/ Gary Rossi
Managing General Partner

By:	PATRICIAN ASSOCIATES, INC., a California corporation, General Partner
By: PRINCIPAL CAPITAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory
By: /s/ Robert T. Klinkner

By: /s/ Douglas A. Kintzle

Exhibit A

Premises

This exhibit, entitled “Premises”, is and shall constitute Exhibit A to that certain Lease Agreement dated July 9, 2002 (the “Lease”), by and between SUNNYVALE BUSINESS PARK, a California Limited Partnership (“Landlord”), and SYNPLICITY, INC., a California corporation (“Tenant”), for the leasing of certain premises located in the Sunnyvale Business Park at 600 West California Avenue, Sunnyvale, California (the “Premises”).

The Premises consist of the rentable square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information. The Premises are a part of and are contained in the Building specified in the Basic Lease Information. The cross-hatched area depicts the Premises within the Building:

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Exhibit A, Page 1

Exhibit B

Tenant Work Letter

This exhibit, entitled “Tenant Work Letter”, is and shall constitute Exhibit B to that certain Lease Agreement, dated July 9, 2002 (the “Lease”), by and between SUNNYVALE BUSINESS PARK, a California Limited Partnership (“Landlord”), and SYNPLICITY, INC., a California corporation (“Tenant”), for the leasing of certain premises located in the Sunnyvale Business Park at 600 West California Avenue, Sunnyvale, California (the “Premises”). The terms, conditions and provisions of this Exhibit B are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease:

1.    Tenant Improvements.    Subject to the conditions set forth below, Landlord agrees to construct and install certain improvements (“Tenant Improvements”) in the Building of which the Premises are a part in accordance with the Final Drawings (defined below) and pursuant to the terms of this Exhibit B.

2.    Definition.    “Tenant Improvements” as used in this Lease shall include only those interior portions of the Building which are described below. “Tenant Improvements” shall specifically not include any alterations, additions or improvements installed or constructed by Tenant, and any of Tenant’s trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (collectively, “Personal Property”). The Tenant Improvements shall include any and all interior improvements to be made to the Premises as specified in the Final Drawings (defined below), as specified and agreed to by Tenant and Landlord.

3.    Tenant’s Initial Plans; the Work.    Tenant desires Landlord to perform certain Tenant Improvements in the Premises in substantial accordance with the plan(s) or scope of work prepared by Legacy Partners CDS, dated June 28, 2002 and last revised July 2, 2002, a copy of which is attached hereto as Schedule 1, and made a part hereof (collectively, the “Initial Plans”). Such work, as shown in the Initial Plans and as more fully detailed in the Final Drawings (as defined and described in Section 4 below), shall be hereinafter referred to as the “Work”. Tenant and/or Tenant’s Representatives shall furnish to Landlord such additional plans, drawings, specifications and finish details as Landlord may reasonably request to enable Landlord’s architects and engineers, as applicable, to prepare mechanical, electrical and plumbing plans and to prepare the Final Drawings, including, but not limited to, a final telephone layout and special electrical connections, if any. All plans, drawings, specifications and other details describing the Work which have been, or are hereafter, furnished by or on behalf of Tenant shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld. Neither the approval by Landlord of the Work or the Initial Plans or any other plans, specifications, drawings or other items associated with the Work nor Landlord’s performance, supervision or monitoring of the Work shall constitute any warranty or covenant by Landlord to Tenant of the adequacy of the design for Tenant’s intended use of the Premises. Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Work and the Final Drawings are adequate to fully meet the needs and requirements of Tenant’s intended operations of its business within the Premises and Tenant’s use of the Premises.

4.    Final Drawings.    If necessary for the performance of the Work and to the extent not already included as part of the Initial Plans attached hereto, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the “Final Drawings”) based on and consistent with the Initial Plans and the other plans, specifications, drawings, finish details or other information furnished by Tenant or Tenant’s Representatives to Landlord and approved by Landlord pursuant to Section 3 above. Tenant shall cooperate diligently with Landlord and Landlord’s architect, engineer and other representatives and Tenant shall furnish within three (3) business days after any request therefor, all information required by Landlord or Landlord’s architect, engineer or other representatives for completion of the Final Drawings. So long as the Final Drawings are substantially consistent with the Initial Plans, Tenant shall approve the Final Drawings within three (3) business days after receipt of same from Landlord. Landlord and Tenant shall indicate their approval of the Final Drawings by initialing each sheet of the Final Drawings and delivering to one another a true and complete copy of such initialed Final Drawings. A true and complete copy of the approved and initialed Final Drawings shall be attached to the Lease as Exhibit B-1 and shall be made a part thereof. Tenant’s failure to approve or disapprove such Final Drawings within the foregoing three (3) business day time period, shall be conclusively deemed to be approval of same by Tenant. If Tenant reasonably disapproves of any matters included in the Final Drawings because such items are not substantially consistent with the Initial Plans, Tenant shall, within the aforementioned three (3) business day period, deliver to Landlord written notice of its disapproval and Tenant shall specify in such written notice, in sufficient detail as Landlord may reasonably require, the matters disapproved, the reasons for such disapproval, and the specific changes or revisions necessary to be made to the Final Drawings to cause such drawings to substantially conform to the Initial Plans. Any additional costs associated with such requested changes or revisions shall be paid for solely by Tenant, as the Excess Tenant Improvement Costs (defined in Section 9 below), in cash upon written demand therefor by Landlord. Any changes or revisions requested by Tenant must first be approved by Landlord, which approval shall not be unreasonably withheld, subject to the provisions of Section 3 above. If Landlord approves such requested changes or revisions, Landlord shall cause the Final Drawings to be revised accordingly and Landlord and Tenant shall initial each sheet of the Final Drawings as revised and attach a true and complete copy thereof to the Lease as Exhibit B-1. Landlord and Tenant hereby covenant to each other to cooperate with each other and to act reasonably in the preparation and approval of the Final Drawings.

5.    Performance of Work.    As soon as practicable after Tenant and Landlord initial and attach to the Lease as Exhibit B-1 a true and complete copy of the Final Drawings, Landlord shall submit the Final Drawings to the governmental authorities having rights of approval over the Work and shall apply for the necessary approvals and building permits. Subject to the satisfaction of all conditions precedent and subsequent to its obligations under this Exhibit B, and further subject to the provisions of Section 9 hereof, as soon as practicable after Landlord or its representatives have received all necessary approvals and building permits, the Tenant Improvements shall be constructed by a general contractor selected by Landlord (the “General Contractor”). Landlord shall commence construction, or cause the commencement of construction by the General Contractor, of the Tenant Improvements, as soon as practicable. Except as hereinafter expressly provided to the contrary, Landlord shall cause the performance of the Work using (except as may be stated or otherwise shown in the Final Drawings) building standard materials, quantities and procedures then in use by Landlord (“Building Standards”).

6.    Substantial Completion.    Subject to Section 2.1 of the Lease, Landlord shall use best efforts to cause the General Contractor to Substantially Complete (defined below) the Tenant Improvements in compliance with applicable building permits and all applicable laws in effect at the time of construction, in good workmanlike manner, and in accordance with the Final Drawings, by August 23, 2002 (the “Completion Date”), subject to Force Majeure Delays (as defined in Section 2.1 of

Exhibit B, Page 1

the Lease) and Tenant Delays (as defined in Section 7 below). The Tenant Improvements shall be deemed substantially complete on the date that is the earlier of (i) the date that the building officials of the applicable governmental agency(s) issues its final approval of the construction of the Tenant Improvements whether in the form of the issuance of a final permit, temporary or final certificate of occupancy or the written approval evidencing its final inspection on the building permit(s), and the date on which the architect that prepared the Final Drawings certifies that the Tenant Improvements have been constructed substantially in accordance therewith, or (ii) the date on which Tenant first takes occupancy of the Premises, whichever first occurs (“Substantial Completion”, or “Substantially Completed”, or “Substantially Complete”). If the Work is not deemed to be Substantially Completed on or before the scheduled Completion Date, Landlord agrees to use reasonable efforts to Substantially Complete the Work as soon as practicable thereafter, and the other rights and obligations of the parties shall be governed by Section 2.1 of the Lease. Subject to the provisions of Section 10.2 of the Lease, the Tenant Improvements shall belong to Landlord and shall be deemed to be incorporated into the Premises for all purposes of the Lease, unless Landlord, in writing, indicates otherwise to Tenant. Within ten (10) business days after the Substantial Completion of the Tenant Improvements, representatives of Landlord and Tenant shall make a joint inspection of the Tenant Improvements and the results of such inspection shall be set forth in a written list specifying the incomplete items as well as those items for which corrections need to be made (the “Punchlist Items”). Landlord and Tenant shall promptly (by no later than ten (10) business days thereafter) and in good faith approve the written list of Punchlist Items. Landlord, at its sole cost and expense, shall use commercially reasonable efforts to cause the Punchlist Items to be promptly completed and/or corrected, as applicable. If Tenant fails to cooperate with the joint inspection or otherwise timely deliver to Landlord written notice of Punchlist Items within said ten (10) business day period, Landlord shall have no obligation to perform any such work thereafter except as otherwise provided by the express terms of this Lease, including without limitation, Sections 11.2 and 11.3 of this Lease. Landlord shall assign to Tenant the right, together with Landlord, to concurrently enforce any warranties made by the General Contractor or material suppliers in favor of Landlord with respect to the construction of the Tenant Improvements.

7.    Tenant Delays.    There shall be no extension of the scheduled Commencement Date or Expiration Date of the term of the Lease (as otherwise permissibly extended in accordance with the provisions of Section 6 above) if the Work has not been Substantially Completed by the scheduled Commencement Date due to any actual delay attributable to Tenant and/or Tenant’s Representatives or Tenant’s intended use of the Premises (collectively, “Tenant Delays”), including, but not limited to, any of the following described events or occurrences: (a) delays related to changes made or requested by Tenant to the Work and/or the Final Drawings after final approval by Landlord and Tenant of the Final Drawings; (b) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or other information required under Sections 3 and 4 above within the required time limits or, if no time limit is specified, in a prompt manner; (c) the failure of Tenant to comply with the requirements of Section 9 below; (d) Tenant’s requirements for special work or materials, finishes, or installations other than the Building Standards or Tenant’s requirements for special construction or phasing; (e) any changes required by the fire department, building or planning department, building inspectors or any other agency having jurisdiction over the Building, the Work and/or the Tenant Improvements if such changes are directly attributable to Tenant’s use or Tenant’s specialized tenant improvements; (f) the performance of any additional work pursuant to a Change Request (defined below in Section 9) which is requested by Tenant; (g) the performance of work in or about the Premises by any person, firm or corporation employed by or on behalf of Tenant, including, without limitation, any failure to complete or any delay in the completion of such work required to be performed in order for Substantial Completion to occur; or (h) any and all delays caused by or arising from acts or omissions of Tenant and/or Tenant’s Representatives, in any manner whatsoever, including, but not limited to, any and all revisions to the Final Drawings. Any actual delays in the construction of the Tenant Improvements due to any Tenant Delays, shall in no way extend or affect the date on which Tenant is required to commence paying Rent under the terms of the Lease. It is the intention of the parties that all of such delays will be considered Tenant Delays for which Tenant shall be wholly and completely responsible for any and all consequences related to such delays, including, without limitation, any costs and expenses attributable to increases in labor or materials.

8.    Tenant Improvement Costs.    The Tenant Improvements’ cost (“Tenant Improvement Costs”) shall mean and include any and all costs and expenses of the Work, including, without limitation, all of the following:

(a)  All costs of preliminary space planning and final architectural and engineering plans and specifications (including, without limitation, the scope of work, all plans and specifications, the Initial Plans and the Final Drawings) for the Tenant Improvements, and architectural fees, engineering costs and fees, and other costs associated with completion of said plans;

(b)  All costs of obtaining building permits and other necessary authorizations and approvals from the City of Sunnyvale and other applicable jurisdictions;

(c)  All costs of interior design and finish schedule plans and specifications including as-built drawings;

(d)  All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord’s consultants and the General Contractor in connection with construction of the Tenant Improvements, and all labor (including overtime) and materials constituting the Work;

        (e)  All fees payable to the General Contractor, architect and Landlord’s engineering firm if they are required by Tenant to redesign any portion of the Tenant Improvements following Tenant’s approval of the Final Drawings; and

(f)  A construction management fee payable to Landlord in the amount of five percent (5%) of all direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises and the Building.

9.    Change Requests.    No changes or revisions to the approved Final Drawings shall be made by either Landlord or Tenant unless approved in writing by both parties. Upon Tenant’s request and submission by Tenant (at Tenant’s sole cost and expense) of the necessary information and/or plans and specifications for any changes or revisions to the approved Final Drawings and/or for any work other than the Work described in the approved Final Drawings (“Change Requests”) and the approval by Landlord of such Change Request(s), which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform the additional work associated with the approved Change Request(s), at Tenant’s sole cost and expense, subject, however, to the following provisions of this Section 9. Prior to commencing any additional work related to the approved Change Request(s), Landlord shall submit to Tenant a written statement of the cost of such additional work and a proposed tenant change order therefor (“Change Order”) in the standard form then in use by Landlord. Tenant shall execute and deliver to

Exhibit B, Page 2

Landlord such Change Order and shall pay the entire cost of such additional work associated with any Change Order to Landlord in cash concurrently with Tenant’s execution and delivery of any Change Order to Landlord. Any costs related to such approved Change Request(s), Change Order and any delays associated therewith, shall be “Excess Tenant Improvement Costs”, shall be added to the Tenant Improvement Costs and shall be paid for by Tenant as set forth in this Section 9. The billing for such additional costs to Tenant shall be accompanied by evidence of the amounts billed as is customarily used in the business. Costs related to approved Change Requests and Change Orders shall include, without limitation, any actual out-of-pocket architectural or design fees, Landlord’s construction fee for overhead and profit, the actual out-of-pocket cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord and/or Landlord’s consultants, and the General Contractor’s price for effecting the change. If Tenant fails to execute or deliver such Change Order, or to pay the costs related thereto, then Landlord shall not be obligated to do any additional work related to such approved Change Request(s) and/or Change Orders, and Landlord may proceed to perform only the Work, as specified in the Final Drawings.

10.    Termination.    If the Lease is terminated prior to the Completion Date, for any reason due to the default of Tenant hereunder, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto. Subject to the provisions of Section 10.2 of the Lease, upon the expiration or earlier termination of the Lease, Tenant shall not be required to remove the Tenant Improvements it being the intention of the parties that the Tenant Improvements are to be considered incorporated into the Building. Notwithstanding anything to the contrary contained herein, Landlord shall have the right to terminate the Lease, upon written notice to Tenant, if Landlord is unable to obtain a building permit for the Tenant Improvements within one hundred eighty (180) days from the date the Lease is signed by Tenant. From and after the date on which the Lease is terminated, Tenant and Landlord shall have no further rights, obligations or claims with respect to each other arising from the Lease, except for those obligations under the Lease which expressly survive and continue after the termination or expiration of the Lease.

11.    Tenant Access.    Landlord, in Landlord’s reasonable discretion and upon receipt of a written request from Tenant, may grant Tenant a license to have access to the Premises prior to the Completion Date to allow Tenant to do other work required by Tenant to make the Premises ready for Tenant’s use and (the “Tenant’s Pre-Occupancy Work”). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

(a)  Tenant shall give to Landlord a written request to have such access not less than five (5) business days prior to the date on which such proposed access will commence (the “Access Notice”). The Access Notice shall contain or be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (i) a detailed description of and schedule for Tenant’s Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Premises on behalf of Tenant to perform Tenant’s Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts, subcontracts, material purchase orders, plans and specifications pertaining to Tenant’s Pre-Occupancy Work; (iv) copies of all licenses and permits required in connection with the performance of Tenant’s Pre-Occupancy Work; (v) certificates of insurance (in amounts commercially reasonably satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, penalties, fines, and damages which may arise in connection with Tenant’s Pre-Occupancy Work; and (vi) assurances of the ability of Tenant to pay for all of Tenant’s Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant’s lien-free completion of Tenant’s Pre-Occupancy Work.

(b)  Such pre-term access by Tenant and Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall be subject to scheduling by Landlord.

(c)  Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s agents or representatives in performing the Work and any additional work pursuant to approved Change Orders, Landlord’s work in other areas of the Building or the Park, or the general operation of the Building. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke such license upon one (1) business days’ prior written notice to Tenant.

        (d)  Any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s Pre-Occupancy Work made in or about the Premises or to any property placed therein prior to the commencement of the term of the Lease, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, the Work or the additional work related to any approved Change Orders caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. In the event that the performance of Tenant’s Pre-Occupancy Work causes extra out-of-pocket costs to be incurred by Landlord or requires the use of other Building services, Tenant shall promptly reimburse Landlord for such extra out-of-pocket costs and/or shall pay Landlord for such other Building services at Landlord’s standard rates then in effect.

12.    Lease Provisions; Conflict.    The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this Exhibit B, are hereby incorporated herein by reference, and specifically including all of the provisions of Section 31 of the Lease. Except with respect to Section 13 of the Lease, in the event of any conflict between the terms of the Lease and this Exhibit B, the terms of this Exhibit B shall prevail. Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease.

Exhibit B, Page 3

Exhibit C

Rules & Regulations

This exhibit, entitled “Rules & Regulations”, is and shall constitute Exhibit C to that certain Lease Agreement, dated July 9, 2002 (the “Lease”), by and between SUNNYVALE BUSINESS PARK, a California Limited Partnership (“Landlord”), and SYNPLICITY, INC., a California corporation (“Tenant”), for the leasing of certain premises located in the Sunnyvale Business Park at 600 West California Avenue, Sunnyvale, California (the “Premises”). The terms, conditions and provisions of this Exhibit C are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease:

1.
No advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without notice and at Tenant’s expense.

2.	Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

3.	Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4.	All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

5.	Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, the Building or the Park.

6.	Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.

7.	Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

8.
Tenant shall park motor vehicles in those general parking areas as designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Park and loading and unloading areas of other Tenants.

9.	Tenant shall not disturb, solicit or canvas any occupant of the Building or Park and shall cooperate to prevent same.

10.	No person shall go on the roof without Landlord’s permission.

11.
Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

12.	All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

13.
Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Park or on streets adjacent thereto.

14.	Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

15.
Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

16.
Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort outside of the Premises nor in or around the Building, the Park or any of the Common Areas of the foregoing. No displays or sales of merchandise shall be allowed in the parking lots or other Common Areas.

17.
Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Park or any of the Common Areas of the foregoing.

18.
Tenant shall not permit any motor vehicles to be washed on any portion of the Premises or in the Common Areas of the Park, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or in the Common Areas of the Park.

Exhibit C, Page 1

Exhibit D

Intentionally omitted.

Exhibit D, Page 1

Exhibit E

Hazardous Materials Disclosure Certificate

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant. After a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 29 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:
c/o Legacy Partners Commercial, Inc.
4000 East Third Avenue, Suite 600
Foster City, California 94404-4805
Attn:
Phone: (650) 571-2200

Name of (Prospective) Tenant:

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:

Length of (Prospective) Initial Term:

1.    General Information:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing Tenants should describe any proposed changes to on-going operations.

2.    Use, Storage and Disposal of Hazardous Materials

2.1    Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing Tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes [ ]	No [ ]
Chemical Products	Yes [ ]	No [ ]
Other	Yes [ ]	No [ ]
If Yes is marked, please explain:

        2.2    If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing Tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.    Storage Tanks and Sumps

3.1    Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Tenants should describe any such actual or proposed activities.

Yes [ ] No [ ]

If yes, please explain:

Exhibit E, Page 1

4.    Waste Management

4.1    Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing Tenants should describe any additional identification numbers issued since the previous certificate.

Yes [ ]	No [ ]

4.2    Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing Tenants should describe any new reports filed.

Yes [ ]	No [ ]

If yes, attach a copy of the most recent report filed.

5.    Wastewater Treatment and Discharge

5.1    Will your company discharge wastewater or other wastes to:

storm drain?	sewer?
surface water?	no wastewater or other wastes discharged.

Existing Tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2    Will any such wastewater or waste be treated before discharge?

Yes [ ]	No [ ]

If yes, describe the type of treatment proposed to be conducted. Existing Tenants should describe the actual treatment conducted.

6.    Air Discharges

6.1    Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes [ ]	No [ ]

If yes, please describe:

6.2    Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s)	Incinerator(s)
Dip tank(s)	Other (Please describe)
Drying oven(s)	No Equipment Requiring Air Permits

If yes, please describe:

7.    Hazardous Materials Disclosures

        7.1    Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing Tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes [ ]	No [ ]

If yes, attach a copy of the Management Plan. Existing Tenants should attach a copy of any required updates to the Management Plan.

7.2    Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing Tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes [ ]	No [ ]

Exhibit E, Page 2

If yes, please explain:

8.    Enforcement Actions and Complaints

8.1    With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes [ ]	No [ ]

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 29 of the signed Lease Agreement.

8.2    Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes [ ]	No [ ]

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 29 of the signed Lease Agreement.

8.3    Have there been any problems or complaints from adjacent Tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing Tenants should indicate whether or not there have been any such problems or complaints from adjacent Tenants, owners or other neighbors at, about or near the Premises.

Yes [ ]	No [ ]

If yes, please describe. Existing Tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

9.    Permits and Licenses

9.1    Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing Tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 29 of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

Exhibit E, Page 3

I (print name)                                                       , acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

SYNPLICITY, INC.,
a California corporation

By:
Name:
Title:

By:
Name:
Title:

Exhibit E, Page 4

Exhibit F

First Amendment to Lease Agreement
Change of Commencement Date

This First Amendment to Lease Agreement (the “Amendment”) is made and entered into to be effective as of July 9, 2002, by and between SUNNYVALE BUSINESS PARK, a California Limited Partnership (“Landlord”), and SYNPLICITY, INC., a California corporation (“Tenant”), with reference to the following facts:

Recitals

A.    Landlord and Tenant have entered into that certain Lease Agreement dated July 9, 2002 (the “Lease”), for the leasing of certain premises containing approximately 60,000 rentable square feet of space located at 600 West California Avenue, Sunnyvale, California (the “Premises”) as such Premises are more fully described in the Lease.

B.    Landlord and Tenant wish to amend the Commencement Date of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Recitals: Landlord and Tenant agree that the above recitals are true and correct.

2.    The Commencement Date of the Lease shall be                                                               .

3.    The last day of the Term of the Lease (the “Expiration Date”) shall be                                                .

4.    The dates on which the Base Rent will be adjusted are: for the period                      to                      the monthly Base Rent shall be $                ; for the period                      to                      the monthly Base Rent shall be $                ; and for the period                      to                      the monthly Base Rent shall be $                .

5.    Effect of Amendment:    Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

6.    Definitions:    Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

7.    Authority:    Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.

8.    The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

Tenant:

SYNPLICITY, INC.,
a California corporation

By:
Name:
Title:

By:
Name:
Title:

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Exhibit F, Page 1

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Landlord:

SUNNYVALE BUSINESS PARK,
a California limited partnership

By:	LINCOLN MATHILDA ASSOCIATES LIMITED PARTNERSHIP, a California limited partnership, General Partner

By:
Managing General Partner

By:	PATRICIAN ASSOCIATES, INC., a California corporation, General Partner

By:	PRINCIPAL CAPITAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By:

By:

Exhibit F, Page 2

Exhibit G

Intentionally omitted

Exhibit G, Page 1

Exhibit H

Sign Criteria

To be provided by Landlord.

Exhibit H, Page 1

Exhibit I

Subordination, Non-Disturbance and Attornment Agreement

Tenant Name:

Trade Name:

Room/Unit No.:

THIS AGREEMENT is dated the         day of                     , 20    , and is made by and among CONNECTICUT GENERAL LIFE INSURANCE COMPANY, having an address c/o CIGNA Investments, Inc., 280 Trumbull Street, Hartford, Connecticut 06103, Attn: Debt Asset Management, H-11-H (“Mortgagee”),                                                          , d/b/a                                                                  , having an address of                                                                                                                (“Tenant”), and                                                                                           , having an address of                                                                       (“Landlord”).

RECITALS:

A.    Tenant has entered into a lease (“Lease”) dated                                          with                                          as lessor (“Landlord”), covering the premises known as                                          (the “Premises”) within the property known as                                         , more particularly described as shown on Exhibit A, attached hereto (the “Real Property”).

B.    Mortgagee has agreed to make or has made a mortgage loan in the amount of                                          to Landlord, secured by a mortgage of the Real Property (the “Mortgage”), and the parties desire to set forth their agreement herein.

NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    The Lease and all extensions, renewals, replacements or modifications thereof are and shall be subject and subordinate to the Mortgage and all terms and conditions thereof insofar as it affects the Real Property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of amounts secured thereby and interest thereon.

2.    Tenant shall attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser(s), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease on the same terms and conditions set forth in the Lease.

3.    If it becomes necessary to foreclose the Mortgage, Mortgagee shall neither terminate the Lease nor join Tenant in summary or foreclosure proceedings for the purpose of terminating the Lease so long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease beyond any applicable notice and cure periods.

4.    If Mortgagee succeeds to the interest of Landlord under the Lease, Mortgagee shall not be: (a) liable for the return of any security deposit unless such deposit has been delivered to Mortgagee by Landlord or is in an escrow fund available to Mortgagee, (b) bound by any rent or additional rent that Tenant might have paid for more than the current month to any prior landlord (including Landlord), (c) bound by any amendment, modification, or termination of the Lease made without Mortgagee’s prior written consent (which consent shall not be unreasonably withheld or delayed), or (d) personally liable under the Lease, Mortgagee’s liability thereunder being limited to its interest in the Real Property.

5.    This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their successors and assigns.

6.    Tenant shall give Mortgagee, by commercial overnight delivery service, a copy of any notice of default served on Landlord at the same time such notice is sent to the Landlord, addressed to Mortgagee at Mortgagee’s address set forth above or at such other address as to which Tenant has been notified in writing. Mortgagee shall have the right, but not the obligation, to cure such default within the time period specified in the Lease.

        7.    Landlord has agreed under the Mortgage and other loan documents that rentals payable under the Lease shall be paid directly by Tenant to Mortgagee upon default by Landlord under the Mortgage. After receipt of notice from Mortgagee to Tenant, at the address set forth above or at such other address as to which Mortgagee has been notified in writing, that rentals under the Lease should be paid to Mortgagee, Tenant shall pay to Mortgagee, or at the direction of Mortgagee, all monies due or to become due to Landlord under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Mortgagee is permitted under the Mortgage, or to inquire into the existence of a default. Landlord hereby waives any right, claim, or demand it may now or hereafter have against Tenant by reason of such payment to Mortgagee, and any such payment shall discharge the obligations of Tenant to make such payment to Landlord.

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Exhibit I, Page 1

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IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

WITNESSES:	MORTGAGEE:

By:

Name:

Its:

Name:

TENANT:

SYNPLICITY, INC.,
a California corporation

By:
Name:	Name:
Title:

By:
Name:	Name:
Title:

LANDLORD:

Name:	SUNNYVALE BUSINESS PARK, a California limited partnership

	By:	LINCOLN MATHILDA ASSOCIATES LIMITED PARTNERSHIP,
Name:		a California limited partnership, General Partner

By:
Managing General Partner

	By:	PATRICIAN ASSOCIATES, INC., a California corporation, General Partner

		By:	PRINCIPAL CAPITAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By:

By:

Exhibit I, Page 2

STATE OR COMMONWEALTH OF
                                                                         :                                                               ss.
COUNTY OF

On this, the          day of                         , 20     , before me, the undersigned officer, personally appeared                             , who acknowledged himself/herself to be the                                                                       of                                                                  , and signed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of such entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

Notary Public My Commission Expires:

STATE OR COMMONWEALTH OF
                                                                         :                                                               ss.
COUNTY OF

On this, the          day of                         , 20     , before me, the undersigned officer, personally appeared                             , who acknowledged himself/herself to be the                                                                       of                                                                  , and signed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of such entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

Notary Public My Commission Expires:

STATE OR COMMONWEALTH OF
                                                                         :                                                               ss.
COUNTY OF

On this, the          day of                         , 20    , before me, the undersigned officer, personally appeared                             , who acknowledged himself/herself to be the                                                                       of                                                                  , and signed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of such entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

Notary Public My Commission Expires:

Exhibit I, Page 3

Exhibit J

Furniture

A list of the Furniture to be provided by Landlord for Tenant’s use to be added.

Exhibit J, Page 1

Addendum 1

Option to Extend the Lease Term

This Addendum 1 (“Addendum 1”) is incorporated as a part of that certain Lease Agreement dated July 9, 2002 (the “Lease”), by and between SYNPLICITY, INC., a California corporation (“Tenant”), and SUNNYVALE BUSINESS PARK, a California Limited Partnership (“Landlord”), for the leasing of those certain premises located at 600 West California Avenue, Sunnyvale, California as more particularly described in Exhibit A to the Lease (the “Premises”). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.    Grant of Extension Option.    Subject to the provisions, limitations and conditions set forth in Paragraph 5 below, Tenant shall have one (1) option (the “Option”) to extend the Primary Term of this Lease for five (5) years (the “Extended Term”).

2.    Tenant’s Option Notice.    Tenant shall have the right to deliver written notice to Landlord of its intent to exercise the Option (the “Option Notice”). If Landlord does not receive the Option Notice from Tenant on a date which is no less than two hundred seventy (270) days prior to the end of the initial term of the Lease, all rights under this Option shall automatically terminate and shall be of no further force or effect. Upon the proper exercise of this Option, subject to the provisions, limitations and conditions set forth in Paragraph 5 below, the initial term of the Lease shall be extended for the Extended Term.

3.    Establishing the Initial Monthly Base Rent for the Extended Term.    The initial monthly Base Rent for the Extended Term shall be equal to the then Fair Market Rental Rate, as hereinafter defined. As used herein, the “Fair Market Rental Rate” payable by Tenant for the Extended Term shall mean the Base Rent for comparable space at which tenants, as of the commencement of the lease term for the Extended Term, will be leasing non-sublease, unencumbered space comparable in size, location and quality to the Premises for a similar use and for a comparable term, which comparable space is located in the Building and in other comparable buildings in the vicinity of the Building, taking into consideration all out-of-pocket concessions generally being granted at such time for such comparable space, including the condition and value of existing tenant improvements in the Premises. The Fair Market Rental Rate shall include the periodic rental increases that would be included for space leased for the period of the Extended Term.

Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter “broker”) with at least five (5) years’ full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Rental Value for the Extended Term. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Fair Rental Value for the Extended Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Rental Value. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Rental Value. If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant, by giving ten (10) days’ notice to the other party, can apply to the office of the American Arbitration Association in the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (½) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Rental Values submitted by the first two brokers as the Fair Rental Value for the Extended Term. If either of the first two brokers fails to submit their opinion of the Fair Rental Value within the time frames set forth above, then the single Fair Rental Value submitted shall automatically be the initial monthly minimum guaranteed rental for the Extended Term. Upon determination of the initial monthly minimum guaranteed rental for the Extended Term, Landlord and Tenant shall immediately execute an amendment to the Lease setting forth the initial monthly minimum guaranteed rental for the Extended Term.

Upon determination of the initial monthly Base Rent for the Extended Term in accordance with the terms outlined above, Landlord and Tenant shall immediately execute an amendment to this Lease. Such amendment shall set forth among other things, the initial monthly Base Rent for the Extended Term and the actual commencement date and expiration date of the Extended Term. Tenant shall have no other right to extend the term of the Lease under this Addendum 1 unless Landlord and Tenant otherwise agree in writing.

4.    Limitations On, and Conditions To, Extension Option.    This Option is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease except pursuant to a Permitted Transfer. At Landlord’s option, all rights of Tenant under this Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant is in default any time during the initial term of the Lease, or is in monetary default beyond applicable notice and cure periods of any provision of the Lease on the date Landlord receives the Option Notice; and/or (2) at the time the Option Notice is delivered to Landlord, the net profits and financial condition of Tenant are not reasonably adequate and sufficient in relation to the then remaining obligations of Tenant under this Lease; and/or (3) Tenant has failed to exercise properly this Option in a timely manner in strict accordance with the provisions of this Addendum 1.

5.    Time is of the Essence.    Time is of the essence with respect to each and every time period described in this Addendum 1.

Addendum 1, Page 1

Addendum 2

Right of First Offer

This Addendum 2 (“Addendum 2”) is incorporated as a part of that certain Lease, dated as of July 9, 2002, by and between SYNPLICITY, INC., a California corporation (“Tenant”), and SUNNYVALE BUSINESS PARK, a California Limited Partnership (“Landlord”), for the leasing of those certain premises (the “Premises”) located at 600 West California Avenue, Sunnyvale, California (the “Building”).

1.  Tenant shall have a one-time first right of offer (the “Right of First Offer”) to lease all of the balance of the Building, such balance being space contiguous to the Premises located at 600 West California Avenue, Sunnyvale, California containing approximately ten thousand one hundred sixty-seven (10,167) rentable square feet, as outlined on Exhibit A attached hereto and made a part hereof (the “Expansion Space”). Tenant’s Right of First Offer, as granted herein, is subject to the condition that the Right of First Offer shall be void if, at any time, Tenant has been in default of any of the provisions of this Lease more than three (3) times (a “Chronic Default”), or is, at the time of exercise of the Right of First Offer, then currently in default in the performance of any of its obligations under the Lease.

2.  So long as the condition in Section 1 above is satisfied when the Expansion Space becomes available, if the Expansion Space becomes vacant (except under the situation described in Section 4 below), and Landlord desires to lease the vacant Expansion Space, Landlord shall give Tenant written notice, by facsimile and by mail, describing the estimated date upon which Landlord can deliver such space to Tenant, and the terms and conditions upon which Landlord is willing to lease the vacant Expansion Space (a “Landlord’s Availability Notice”), which terms and conditions shall include a term for the lease of the Expansion Space that is coterminous with the term of the Lease (as such may have been extended). Tenant shall notify Landlord within ten (10) business days following receipt of Landlord’s Availability Notice of Tenant’s election to lease all the Expansion Space upon all of the terms specified in the Landlord’s Availability Notice by written acceptance delivered to Landlord without any deviation in such offered terms (an “Election Notice”). If Tenant fails to notify Landlord of Tenant’s election to lease the subject Expansion Space within the time specified herein, subject to Section 7 below, it shall be deemed that: (a) Tenant has elected not to lease the Expansion Space; (b) Landlord may thereafter enter into a lease agreement with a third (3rd) party for the Expansion Space on substantially the terms set forth in the Landlord’s Availability Notice; and (c) all rights under this Right of First Offer with respect to the Expansion Space shall terminate and be of no further force or effect; provided, however, that if Tenant fails to notify Landlord of Tenant’s election to lease the subject Expansion Space within the time specified herein and upon Landlord’s receipt of an offer to lease the Expansion Space, which offer Landlord is willing to accept, but which offer is at a rental rate that is ninety percent (90%) or less than the rental rate specified in the Landlord’s Availability Notice, then Tenant shall have the right described in Section 4 below with respect to such offer.

3.  Landlord may execute a lease or leases with a third party or parties for the Expansion Space or any portion thereof (“Third Party Lease”); provided, however, that the term of any Third Party Lease shall not extend beyond that date that is the end of the thirty-ninth (39th) month after the Commencement Date, and any options to extend the term of any Third Party Lease shall be subject to Tenant’s Right of First Offer as contained herein.

4.  So long as the condition in Section 1 above is satisfied upon expiration of any Third Party Lease that is subject to a right or option to extend or renew, or upon Landlord’s receipt of an offer from the tenant under the Third Party Lease (the “Third Party Tenant”) to extend or renew its lease of the Expansion Space, which offer Landlord is willing to accept, Landlord will notify Tenant thereof, in writing (the “Landlord’s Notice”), stating all material terms on which Landlord proposes to lease such Expansion Space to the Third Party Tenant, and Tenant shall have ten (10) business days after delivery of such Landlord’s Notice to notify Landlord, in writing (“Election Notice”), of Tenant’s election to lease all of the Expansion Space upon all of the terms and conditions as specified in such Landlord’s Notice; provided, however, that the term of any such lease between Landlord and Tenant for the Expansion Space shall be coterminous with the term of the Lease (as such may have been extended). If Tenant fails to notify Landlord of Tenant’s election to lease the Expansion Space within the time specified herein, subject to Section 7 below, it shall be deemed that: (i) Tenant has elected not to lease said Expansion Space; (ii) Landlord may thereafter enter into a lease agreement with the Third Party Tenant for the Expansion Space on substantially the terms set forth in the Landlord’s Notice; and (iii) all rights under this Right of First Offer with respect to the Expansion Space shall terminate and be of no further force or effect.

5.  In the event Tenant properly and timely exercises this Right of First Offer as herein provided, Tenant shall deliver to Landlord concurrently with the Election Notice a non-refundable deposit in the amount of Ten Thousand Dollars ($10,000), and the parties shall have ten (10) business days after Landlord receives the Election Notice from Tenant in which to execute an amendment to this Lease setting forth the agreed-upon terms. Such amendment to this Lease shall provide for, among other things, the addition of the Expansion Space to the Premises, the adjustment of the Rent and the percentage of Tenant’s Share of the items set forth in Sections 6.1, 6.2 and 7, of the Lease, and the adjustment of the amount of the security deposit then being required, if any. Upon full execution of an amendment for the Expansion Space, the non-refundable deposit shall be credited toward Rent or the security deposit for the Expansion Space, as agreed upon by the parties. If the parties fail to timely execute and deliver such amendment, (i) Landlord shall retain the non-refundable deposit and (ii) Tenant shall have no rights, title or interest therein. Notwithstanding the foregoing, Landlord shall return to Tenant the non-refundable deposit if in the amendment to the Lease Landlord solely (and without Tenant’s consent or approval) materially deviates from the terms proposed by Landlord for the leasing of the Expansion Space to Tenant as set forth in the Landlord’s Availability Notice or Landlord’s Notice; and Tenant’s exercise of this Right of First Offer shall not be rendered void by the parties’ failure to timely deliver and execute such amendment to this Lease.

6.  This Right of First Offer shall terminate and be of no force or effect if, at any time, Tenant is in default of the performance of any of the covenants, conditions or agreements to be performed under this Lease beyond any applicable cure periods, or more than fifty percent (50%) the Premises are being subleased (other than to a Related Entity) at the time that this Right of First Offer is offered to any party. This Right of First Offer is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as a part of the Lease, except for an assignment to a Related Entity as part of the Lease or as part of another Permitted Transfer.

7.  If Tenant does not timely and properly elect to exercise the Right of First Offer granted herein, based upon the terms proposed by Landlord as set forth in the Landlord’s Availability Notice or Landlord’s Notice, all rights, title and interest of

Addendum 2, Page 1

Tenant in and to this Right of First Offer shall terminate and be of no further force or effect; provided, however, that if any Landlord’s Availability Notice or Landlord’s Notice specifies a commencement date for the lease of the Expansion Space that would be prior to the second (2nd) year anniversary of the Commencement Date, then Tenant’s failure to elect to exercise the Right of First Offer granted herein, based upon the terms proposed by Landlord as set forth in such Landlord’s Availability Notice or Landlord’s Notice, shall not terminate the Right of First Offer; but if Tenant fails to elect to exercise the Right of First Offer with respect to any Landlord’s Availability Notice or Landlord’s Notice specifying a commencement date for the lease of the Expansion Space that would be on or after the second (2nd) year anniversary of the Commencement Date, all rights, title and interest of Tenant in and to this Right of First Offer shall terminate and be of no further force or effect.

8.  Time is of the essence with respect to each and every time period described in this Addendum 2.

Addendum 2, Page 2

Exhibit A to Addendum 2

Expansion Space

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Exhibit A to Addendum 2, Page 1

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